UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 5, 2012

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

(Doing Business as iSatori Technologies, Inc.)

Delaware	1-11900	75-2422983
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 215-9174

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

iSatori, Inc. (the “Company”) is filing this Current Report on Form 8-K/A on July 2, 2012 (“Amendment No. 2”) to amend certain disclosures in the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2012 (the “Original Report”) and amended in the Company’s Current Report on Form 8-K/A filed with the SEC on May 15, 2012.

The Company has made the following amendments in this Amendment No. 2:

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Corrected the description of the size and growth rates of the Company’s target markets;

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Expanded the disclosure concerning the Company’s weight loss products;

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Expanded the description of the Company’s clinical trials on its products;

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Removed the descriptions of the Company’s target customer; and

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Corrected the beneficial ownership table to accurately reflect the current ownership of the Company’s common stock.

For the convenience of the reader, this Amendment No. 2 includes, in their entirety, those items in our Original Report not being amended. This Amendment No. 2 continues to describe conditions as of the Original Report, and does not update disclosures contained herein to reflect events that occurred at a later date. Accordingly, this Amendment No. 2 should be read in conjunction with our other filings made with the SEC subsequent to the filing of our Original Report, if any.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Completion of Merger

On April 5, 2012, Integrated Security Systems, Inc. (“Integrated”) and iSatori Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Integrated (“Merger Sub”), consummated a merger (the “Merger”) with iSatori Technologies, Inc., a Colorado corporation (“iSatori”), pursuant to a Merger Agreement, dated as of February 17, 2012, by and among Integrated, Merger Sub and iSatori (the “Merger Agreement”). Pursuant to the Merger Agreement, iSatori was merged with and into Merger Sub with iSatori surviving as a wholly-owned subsidiary of Integrated.

Upon completion of the Merger, the holders of iSatori’s common stock, and holders of equity instruments convertible into shares of iSatori’s common stock, received, or will receive upon the exercise of such convertible instruments, an aggregate of approximately 8,410,973 shares of Integrated’s common stock.

Prior to the Merger, Integrated was a shell company, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, with virtually no operations. The following information which is required by Item 2.01(f) of Form 8-K, reflects the post-Merger company on a consolidated basis (the “Company”), except as stated herein.

Business

Integrated was formed in December 1991 as a Delaware corporation and became publicly traded in April 1993.  Prior to January 31, 2011, Integrated’s wholly-owned subsidiary, B&B ARMR Corporation, and a joint venture entity, B&B Roadway, LLC, designed, developed, distributed and serviced security and traffic control products used in the commercial, industrial and government sectors. B&B Roadway, LLC was a joint venture with Causey Lyon Enterprises, Inc. operating in the state and federal road and bridge market.  Integrated owned 65% of B&B Roadway, LLC. Causey Lyon Enterprises owned the remaining 35%, managed its operations and manufactured and distributed all products relating to the road and bridge industry.

On January 31, 2011, Integrated sold substantially all of the assets of B&B ARMR Corporation, including its investment in the joint venture B&B Roadway, LLC (the “Asset Sale”).  Integrated retained the net proceeds of the Asset Sale, but has not been actively conducting any business since the completion of the asset sale.

Prior to the Merger, Integrated employed four people.

iSatori is a consumer products firm which develops and sells nutritional products in the performance, weight loss and energy markets through on-line marketing, catalogs and thousands of retail stores around the world.  iSatori was formed in 2001 as a Colorado limited liability company and converted to a Colorado corporation in 2011.  iSatori is headquartered in Golden, Colorado.  iSatori currently employs 17 full-time employees and one contract employee. Additionally, from time to time, iSatori utilizes the contracted services of temporary employees, call centers, fulfillment and manufacturing.

Principal Products.  iSatori is a direct online marketer and distributor to retailers of specialized nutritional supplements comprising four product families (sports nutritionals; energy products; meal replacements; and weight loss products).

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Sport Nutritionals: Sports nutritionals, including powder and fill forms, are a $3.6-billion market, growing at 12.0% annually, and comprise nutritional ingredients and diet as it relates to bodybuilding, fitness and improving athletic performance. Sports nutrition’s primary goal is to enhance performance. First, it seeks to improve performance by seeking to improve body composition (e.g., muscle definition and loss of excess body fat), in order to increase speed, quickness, mobility, and strength. Second, sports nutritionals seek to help the speed of recovery from workouts in order to create more capacity for practicing and competition as the body is becoming more fit and adjusted to the coupling of the good nutrition incorporated into the workout regimen. Types of sports nutritional supplements marketed by iSatori include time-released branched-chain amino acids (Amino-Phase®), beta-alanine to delay muscle fatigue (Morph®), post-workout recovery (RestorAid™), creatine (3-XL™), natural testosterone booster (Isa-Test™), and a pre-workout performance enhancer (PWR™).

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Energy & Sports Drink Products: Energy products, including energy and sports drinks and shots, are an approximately $15.1-billion market, growing at 18.0% annually. iSatori’s energy supplements, Energize and Energize Bullets™ are tablets and drinks whose primary purpose is to safely “boost energy,” provided by a combination of time-released caffeine, vitamins, and herbals formulations. The growth of the Energy Products supplement category has more recently been fueled by the introduction of category-leading “energy shots,” or three ounce drinks.

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Meal Replacements: Meal replacement protein  (“MRPs”), protein-based products related to weight loss and nutritional bars, are a $5.4-billion market, growing at 10.5% annually. MRPs are either pre-packaged powdered drink mixes or edible bars, designed to replace prepared meals or serve as a healthy snack. MRPs, such as iSatori’s Eat-Smart® branded bar and powders are high in protein, high in fiber, gluten free, have a moderate amount of carbohydrates, and contain a wide array of vitamins and minerals. The majority of MRPs use protein as the basis for their formula. A broad range of people, from trained athletes to everyday busy people, consume meal replacement protein supplements for a variety of reasons, namely to replace a traditionally unhealthy meal or snack with a healthy, protein-enriched alternative product.

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Weight Loss Products: Weight loss (pill-form) products are a $1.5 billion market, growing at 5.0% annually. Methods to promote weight loss by using nutritional supplements are generally divided into four categories: thermogenics (calorie expenditure), appetite suppressants, carbohydrate and/or fat-blocker, and those that cause behavior modification. iSatori has a strong history of marketing weight loss products, as its original product, Lean System 7® (and its line extension, MX-LS7™), still compromises nearly 6% of its annual revenue. Other notable weight loss supplements marketed by iSatori include Curvelle™, and its newest products, HCG Activator™ and African Mango Super-Fruit™.

The majority of the nutritional supplements iSatori sales are marketed under the iSatori brand. The brand focuses on supplements that iSatori believes are in high demand as well as specialty niche and proprietary formulations that iSatori believes will have strong margins. These supplements include specialty formulas, combined with proprietary delivery technologies, which iSatori believes will contribute to an individual’s positive physical changes and mental well-being.

iSatori’s attempts to position its products for extended product lifecycles as well as attempting to introduce new products.  Recently, iSatori’s newest offerings, HCG Activator™ and African Mango Super-Fruit™, have become one of the leading weight loss products in specialty retailers, such as GNC.  Other recently-introduced products include PWR™, a sports nutritional product designed to enhance energy and workout performance, and an emerging meal replacement protein product, Eat-Smart®.

iSatori’s products are designed to appeal to a variety of demographic groups, including those seeking to lose weight, improve their workout or athletic performance, increase their energy levels, and those who want to eat healthier using tasty, convenient meal replacement options. Each product is developed with a proprietary formula and a customized delivery system. iSatori further differentiates its brand by conducting clinical trials on its products, where it considers appropriate. To date, seven scientific clinical studies, using the randomized, double-blind, placebo-controlled method have been performed on iSatori products.  Each of these studies was funded either partially or entirely by iSatori and sample sizes ranged from 5 to 42 individuals.  These studies have either been presented at scientific conferences or published in peer-reviewed scientific journals, such as Nutrition or JISSN (Journal of the International Society of Sports Nutrition).

Distribution.  iSatori sells its products directly to consumers through its websites and a proprietary online direct marketing system, as well as through wholesalers, specialty, grocery, convenience, drug and mass-market distribution channels via Fortune 500 partners. Through established distribution channels, iSatori has created channel access to over 120,000 domestic and international retail locations. iSatori products are sold in 24,000 retail locations and iSatori created marketing, promotion, and packaging devices in its efforts to drive demand for its products.

iSatori, in some cases, utilizes independent brokers, who work in conjunction with iSatori’s experienced sales employees and management to oversee the grocery, drug and mass market channels. iSatori sells its products to mass-market merchandisers either directly or through distributors of nutritional supplement products. Major distributor, grocery, drug, convenience, club and mass-market customers have included:

●	Albertsons	●	Drugstore.com	●	24 Hour Fitness
●	Amazon.com	●	Europa Sports	●	7-Eleven
●	Bally’s Total Fitness	●	GNC	●	Vitamin Shoppe
●	BodyBuilding.com	●	Kroger	●	Vitamin World
●	Costco	●	Rite Aid	●	Walgreen
●	CVS	●	Super Valu	●	Wal-Mart

Although iSatori’s direct to consumer online marketing channel comprises 30% of its sales revenue, GNC and The VitaminShoppe specialty retailers, collectively, make up an additional 38% of its sales revenue. iSatori expects these percentages to decrease as its product offerings begin distribution in grocery, drug and other mass market retailer locations.

During the fiscal year ended December 31, 2011, General Nutrition Distribution (GNC) and Vitamin Shoppe Industries represented 25.8% and 12.0% of iSatori’s revenues, respectively.

Customers.  iSatori’s internal research indicates its target consumer understands and appreciates that iSatori products are well researched, premium and will oftentimes cost more than other competitive products; however, such customers are willing to spend more because of the scientific evidence and market credibility of iSatori products.  This is evidenced by the company’s strong repurchase rate.

iSatori believes that it provides retailers in its distribution channels with services and products tailored to meet their individual business needs. In its mass-market distribution channel, iSatori’s managers and independent brokers work with corporate buyers focusing on new products, special promotional activities and brand and category awareness in order to attempt to increase the amount of consumer purchases of products. The objective of these activities is to build strong relationships with retailing partners, to increase the number of stores carrying products and improve the profitability of the items sold within each trading partner.

Marketing.  iSatori’s management team possess a strong background in marketing nutritional supplements. As such, its core strategy has been to build brands within its channels of distribution that are appropriate for each product brand and to develop increased brand awareness and strong brand recognition among consumers seeking products with a reputation for quality and innovation. iSatori has utilized public relations campaigns, coupons, print, radio, online and television advertising plus cooperative and other incentive programs to build consumer awareness and generate trial and repeat purchases to drive sales revenue. Marketing and sales groups regularly review the media mix for its effectiveness in creating consumer demand and the highest return on investment dollars.

In addition, iSatori’s conventional distribution marketing and its proprietary internet marketing strategy are designed to increase awareness of proprietary brands and drive targeted traffic to iSatori’s websites to make purchases. Through iSatori’s online marketing system, its affiliates use a multi-channel approach which includes search engine marketing, email campaigns, banner advertisements and additional affiliate programs to acquire new customers and retain a repeatable customer base.

In doing so, iSatori utilizes the following online marketing methods:

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Search Engine Marketing. Search engine marketing initiatives include managing many relevant keywords and phrases on search engines, shopping engines and other online media. iSatori monitors the performance of its online advertising daily and adjusts initiatives to cost-effectively acquire new customers. The strength of iSatori’s online content provides a strong natural search ranking which iSatori believes drives traffic to its sites cost-effectively.

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Email Campaigns. Periodic email marketing campaigns distribute diet, training, and health product information and promotional incentives to customers. These campaigns are designed to promote repeat purchases, customer referrals and customer retention.

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Cost Per Acquisition Marketing. Opt-in direct mail marketing campaigns are key areas of focus in iSatori’s multi-channel strategy. iSatori currently circulates a periodic product catalog to all active distributors and customers. iSatori also includes promotional inserts with all product shipments to generate awareness of new products, categories and special incentive offers for repeat purchases.

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Affiliate Programs. Participants in iSatori’s affiliate program are selected based on relevancy, content and reach. Affiliates receive commissions, or flat rate fees, by referring visitors who then complete a purchase on iSatori’s websites. Affiliate websites typically generate referrals through keywords, text links, banner advertisements, or email marketing campaigns to their customer bases.

Competition.  The nutritional supplement products market is large, growing, competitive and highly fragmented. iSatori competes with a variety of companies operating in one or more distribution channels, including retail stores, online commerce, direct distribution or direct selling. iSatori’s current or potential competitors include the following:

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Health and natural specialty retailer’s private label brands, such as GNC’s Pro Performance™, Vitamin World’s Body Fortress™ and Vitamin Shoppe’s Body Tech™.

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Multi-level, direct-selling marketers, such as USANA Health Sciences and Herbalife.

Sales of nutritional supplements are competitive. All vendors compete vigorously to defend their positions within each market account. Many specialty retailers emphasize their own in-house private label brand, which creates additional competition. Some retailers have more than one private label brand. Vendors to the mass-market retailers continually analyze their own shelf space as well as that of their competitors in an effort to maximize profits for themselves and the mass-market retailer. The result is a cycle in which companies remove slower selling products from store shelves, replacing them with faster selling products.

iSatori believes it can compete favorably based its management team’s prior experience combined with the principal competitive factors in its market, which include product innovation and quality, effectiveness, scientific evidence, brand recognition and customer service and support.

Manufacturing, Raw Materials and Principal Suppliers. All of iSatori’s products are manufactured by pre-selected contract manufacturers.  iSatori utilizes six third-party manufacturers to provide its finished products. Each contract manufacturer is required by iSatori to maintain the highest standards in GMP (Good Manufacturing Practices)-certification of quality control consistent with federal regulatory guidelines and to manufacture iSatori products according to iSatori’s strict specifications. In most cases, contract manufacturers purchase the raw materials based on iSatori’s specifications; however, from time to time, iSatori will license particular raw material ingredients and supply its own source to the manufacturer. Once produced, in addition to in-house testing performed by the contract manufacturer, iSatori may also perform independent analysis and tests.  The contract manufacturer ships the finished product to distributors, customers or iSatori’s central fulfillment center in Denver, Colorado. iSatori has implemented vendor qualification programs for all of its suppliers and manufacturers, including analytical testing of purchased products. As part of the vendor program, iSatori also periodically inspects vendors’ facilities to monitor quality control and assurance procedures.

Intellectual Property.  iSatori regards intellectual property, including its trademarks, service marks, website URL (domains) and other proprietary rights, as valuable assets. iSatori believes that protecting such intellectual property is crucial to its business strategy.  iSatori pursues registrations of the registrable trademarks and service marks associated with its key products in the United States, Canada, Europe and other places it distributes its products.

iSatori formulates the products using proprietary ingredient formulations and flavoring systems.  To further protect its product formulations and flavors, iSatori enters into agreements with manufacturers which provide exclusivity to certain products formulations and delivery technologies.  When appropriate, iSatori will seek to protect its research and development efforts by filing patent applications for proprietary product technologies or ingredient combinations.

Government Regulation.

Overview

Many aspects of iSatori’s activities are subject to extensive regulation in the U.S. and abroad.  The research, development, manufacture, processing, packaging, labeling, distribution, sale, advertising, and promotion of the Company’s products, and disposal of waste products arising from these activities, are subject to regulation by one or more federal agencies and their state equivalents, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Environmental Protection Agency (“EPA”), the U.S. Department of Agriculture (“USDA”), and the Consumer Product Safety Commission (“CPSC”), as well as by comparable or similar state agencies and government authorities in those foreign countries in which we distribute some of our products.  iSatori’s importation of products into the U.S. is regulated by Customs and Border Protection (“CBP”).

FDA Regulation

FDA regulates almost all aspects of the manufacture, packaging, labeling, holding, sale, and distribution of food and nutritional supplement products.  The agency has broad regulatory authority in this domain, as well as a host of enforcement tools to ensure regulatory compliance.  FDA has the authority to conduct facility inspections, issue inspectional observations, and issue enforcement letters regarding non-compliance (called “untitled letters” and “warning letters”).  The agency also has the power to publicize regulatory violations, to recall products that pose serious health hazards, and to pursue enforcement actions in federal courts, including product seizures, injunctions, or criminal prosecutions.  The recently enacted FDA Food Safety Modernization Act (“FSMA”) has increased FDA’s authority with respect to food safety.  As the agency begins to implement this law, there will likely be increased regulation and increased regulatory scrutiny with respect to food and nutritional supplements.

FDA regulates food under the FDCA and its implementing regulations.  Food must be manufactured in accordance with current Good Manufacturing Practices (“cGMP”), a stringent set of regulations that prescribe extensive process controls on the manufacture, holding, labeling, packaging, and distribution of dietary supplements.  FDA imposes specific requirements for the labels and labeling of food and nutritional supplements, including the requirements of the Food Allergen Labeling and Consumer Protection Act of 2004 (“FALCPA”), which mandates declaration of the presence of major food allergens.

FDA regulates nutritional supplements (which are called “dietary supplements” under U.S. law) principally under the Dietary Supplement Health and Education Act of 1994, or DSHEA. DSHEA defines dietary supplements as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients.  Generally, under DSHEA, dietary ingredients that were on the market before October 15, 1994 may be used in dietary supplements without notifying FDA.  However, a dietary ingredient that was not marketed in the United States before October 15, 1994 must be the subject of a notification submitted to FDA unless the ingredient has been present in the food supply as an article used for food and has not been chemically altered.  A new dietary ingredient notification must provide FDA evidence of a history of use or other evidence of safety, and must be submitted to FDA at least 75 days before the initial marketing of the new dietary ingredient.

DSHEA permits statements of nutritional support to be included in labeling for dietary supplements without FDA pre-approval.  Such statements may describe how a particular dietary ingredient affects the structure or function of the body or general well-being, but may not state that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease unless such claim has been reviewed and approved by FDA.  A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. In some circumstances it is necessary to disclose on the label that FDA has not evaluated the statement, to disclose the product is not intended to diagnose, treat, cure or prevent a disease, and to notify FDA about the use of the statement within 30 days of marketing the product.

Dietary supplements must be manufactured in accordance with cGMPs specific to this product category.

FDA’s regulation of marketed dietary supplements also includes the requirement that companies monitor the safety of their products through measures such as mandatory reporting of serious adverse events.

FTC Regulation

The FTC exercises jurisdiction over the advertising of various products, including food and dietary supplements. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in consent decrees and the payment of civil penalties and/or restitution by the companies involved. The FTC also regulates other aspects of consumer purchases including, but not limited to, promotional offers of savings compared policies, telemarketing, continuity plans, and “free” offers.

State and Local Regulation

The Company is also subject to regulation under various state and local laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and over-the-counter drugs. For example, Proposition 65 in the State of California sets forth a list of substances that are deemed ones that pose a risk of carcinogenicity or birth defects. If any such ingredient is contained in a nutritional supplement, the product may be lawfully sold in California only if accompanied by a prominent warning label alerting consumers that the product contains an ingredient linked to cancer or birth defect risk. Private actions as well as California attorney general actions may be brought against non-compliant parties and can result in substantial costs and fines.

In addition, from time to time in the future, the Company may become subject to additional laws or regulations administered by the FDA, the FTC, or by other federal, state or local regulatory authorities, to the repeal of laws or regulations that the Company generally considers favorable, such as DSHEA, or to more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations, and we cannot predict what effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on our business.

International Regulation

Government regulations in foreign countries may prevent or delay the introduction, or require the reformulation, of certain products. Compliance with such foreign governmental regulations is generally the responsibility of the Company’s distributors in those countries. These distributors are independent contractors whom the Company does not control.

The EU is responsible for the development of legislation governing foods, nutritional supplements, and medicines sold in Europe. Member States of the EU (“Member States”) are authorized to develop local legislation governing these products, provided such legislation is not more restrictive than the legislation promulgated by the EU Commission. Member States are responsible for enforcement of the applicable legislation. In 2002, the EU established a process for Member States to bring this regulating legislation in line with a published directive of the EU, which addressed the labeling and marketing of vitamins and minerals, what nutrients are permitted or not permitted and other packaging requirements. In 2004, the EU established standards for the manufacture and marketing of herbal medicines with the Traditional Herbal Medicinal Products Directive. This requires, among other things, manufacturers of herbal medicinal products to comply with Pharmaceutical Group Standards, and only requires proof of safety, not efficacy. The EU also regulates labels, labeling, and advertising associated with the promotion and sale of dietary supplements in Europe. These regulations may make it unlawful for the Company to sell in Europe certain products lawfully labeled and sold in the United States, adversely affecting the finances of the business.

In the United Kingdom, the principal governing legislation is the Food Safety Act of 1990 (governing safety of food products) and the Medicines Act of 1968 (governing licensing and sale of medicine). Further guidance is provided by numerous Statutory Instruments addressing the formulation, purity, packaging, advertising and labeling of such products. Medicinal products are regulated and enforced by the Medicines and Healthcare Products Regulatory Agency (“MHRA”), an agency of the Department of Health. The MHRA determines if an herbal remedy is medicinal by virtue of its “presentation” or “function.” Food products are regulated by the Food Standard Agency (“FSA”), which reports to the Department of Health and to the Department of Environment, Food and Rural Affairs. Vitamin and mineral supplements and soup products with herbal ingredients are generally considered food supplements and are subject to the purview of the FSA. Additional legislative standards have been adopted in the other EU countries, typically similar in scope to the UK. The regulatory scheme in Canada is similar but not identical to that of the U.S. concerning medicines and healthcare products or material health products and is regulated by Health Canada.

Other Regulation

The Company is also subject to federal and state consumer protection laws, including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive acts and trade practices. In particular, under federal and state financial privacy laws and regulations, the Company must provide:

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Notice to consumers of our policies on sharing non-public information with third parties;

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Advance notice of any changes to our policies; and

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With limited exceptions, provide consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties.

Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online retailers. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of the Company’s business.

There is currently uncertainty in many states whether or how existing laws governing issues such as property ownership, sales and other taxes, and libel and personal privacy apply to the Internet and commercial online retailers. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject the Company to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or a change in application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on the Company’s business.

Current Regulatory Status

Due to the high-profile nature of weight loss and dietary control products that are marketed actively by several nutritional supplement companies, including iSatori, FDA and the FTC have scrutinized this product category from time to time.  In November 2011, these agencies took joint enforcement action against companies marketing purported homeopathic drug products containing “Human Chorionic Gonadotropin” (“HCG”) for weight loss.  The letters asserted that the products were unapproved new drugs and made unsubstantiated claims.

iSatori markets and distributes “HCG Activator™”. HCG Activator™ is a natural alternative to HCG itself.  Other products that supply HCG itself are expensive and have potentially hazardous side effects.  These products are typically marketed in conjunction with a very low calorie diet, which itself may pose health hazards for consumers when followed without adequate medical supervision.  The components of the Company’s HCG Activator™ product enhance the body’s ability to produce HCG and, in contrast to competitor products that actually contain HCG, simply activate the body’s internal, organic production of HCG.

Although the Company’s HCG Activator™ product claims are, in iSatori’s opinion, substantiated through clinical studies, similar claims made by competitors about their products are not.  Although no specific regulatory action has been directed at the Company, and although the Company is not aware of any specific regulatory scrutiny being focused on itself or its HCG Activator™ product, this diet and weight loss category continues to be under general review by FDA, the FTC and other regulatory bodies.  Like other products in this category, HCG Activator™ is marketed in conjunction with a very low calorie diet, and FDA has expressed concerns about the safety of such diets.

Research and Development.  iSatori offers brands based on proprietary product formulations, engineered through an internally derived “stage-gate” development process. Its merchandising and product development teams carefully monitor new scientific and medical data and health concerns in an effort to identify potential new product concepts.

In developing new products, iSatori’s advisors, together with members of its management team, perform the following functions based upon a four-step process:

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Analyze current published medical and scientific research to identify potential new product opportunities;

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Analyze market research and reporting to determine potential consumer demand for a new proprietary product;

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Review sales data and customer feedback of third-party SKUs to determine whether to develop a new unique proprietary product; and

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Perform an appropriate cost-benefit analysis for the clinical trial, manufacture and sale of any new nutritional products.

Assuming the above process results in a determination to bring to market a new proprietary product, iSatori then leverages the expertise acquired through developing over 19 proprietary SKUs since its inception, to efficiently formulate, test, package and distribute the new product in blends and at dosage levels it believes are appropriate to attain the best possible efficacy, while maintaining consumer safety. After introduction of a new product, iSatori seeks to continually refine its formula based on a review of current medical and scientific research and customer feedback.

iSatori’s development cycles have historically averaged six to twelve months, assuming the availability of necessary consumer and market research as well as raw materials. In 2011, the Company added four new proprietary products, and deleted two products, to its selection; and in 2012, iSatori has launched two new proprietary products. iSatori currently has one applied for and nine issued trademark registrations with the U.S. Patent and Trademark Office protecting its proprietary products and their related processes.

Management Discussion and Analysis

Overview

iSatori is a consumer products firm which develops and sells nutritional products in the performance, weight loss and energy markets through on-line marketing, catalogs and thousands of retail stores around the world.  iSatori was formed in 2001 as a Colorado limited liability company and converted to a Colorado corporation  in 2011.  iSatori is headquartered in Golden, Colorado.

iSatori distributes its products to thousands of retail stores, those have included  outlets such as GNC, Walmart, Costco, CVS, Walgreens, 7-Eleven and other Fortune 500 companies, augmented by internet sales through its proprietary online marketing new product launch system. The Company’s core competencies include the development of new, innovative products, supported by creative sales and marketing programs, all designed to expand its revenues and distribution in the rapidly growing nutritional products industry.

iSatori currently employs 17 full-time and one contract employees. Additionally, from time to time, iSatori utilizes the contracted services of temporary employees, call-centers, fulfillment, and manufacturing.

Outlook

Prior to the Merger, iSatori was a private company and was not required to prepare or file periodic and other reports with the SEC under the applicable U.S. federal securities laws or comply with the requirements of U.S. federal securities laws applicable to public companies, such as Section 404 of the Sarbanes-Oxley Act. iSatori, is in the process of implementing additional corporate governance practices and to adhere to a variety of reporting requirements and accounting rules. Compliance with these and other Sarbanes-Oxley Act obligations will require significant time and resources from management and will increase iSatori’s legal, insurance and financial compliance costs. iSatori anticipates it will incur between $150,000 and $200,000 in additional legal, insurance and financial compliance costs related to Sarbanes-Oxley Act compliance and other public company expenses.

Recent Developments

Since December 31, 2011, iSatori has successfully launched two new nutritional supplements products. MX-LS7™, a new, improved formulation of its legacy product, engineered for weight loss in competitive athletes; and RestorAid™, a powered drink mix used for recovery after strenuous exercise. Both products were engineered using the most recent advances in weight loss and muscle metabolism sciences.

Repayment of Breakwater Loan

On April 5, 2012, in connection with the consummation of the Merger, iSatori satisfied in full, its obligations under that certain Loan Agreement with Breakwater Structured Growth Opportunities Fund, L.P. which provided for a second lien term loan in an aggregate amount of up to $2.05 million, evidenced by two promissory notes in original face amounts of $1,025,000 and $850,000, respectively.

Disposition Transaction

On January 25, 2012, iSatori disposed of certain assets relating to the marketing, distributing and selling of certain dietary supplements under the trademarks “VOOTS®” and “Eat Your Voots®”. The transactions under such agreement were consummated on January 31, 2012, and the proceeds from the sale were used to enhance iSatori’s cash position and for general corporate purposes as well as to further invest in and expand iSatori’s future product offerings.

Results of Operations for the Period Ended March 31, 2012 Compared to March 31, 2011

The following table sets forth historical consolidated income statement data in aggregate amounts and as a percentage of revenue:

	Fiscal Period Ended
	March 31, 2012		March 31, 2011
	Amount	Percent	Amount	Percent
Total Sales	$2,499,717%	100.0	$1,737,261%	100.0
Cost of sales	951,028	38.0	638,026	36.7
Gross profit	1,548,689	62.0	1,099,235	63.3
Selling and marketing expenses	473,679	18.9	264,530	15.2
Salaries, labor and administrative expenses	760,332	30.4	460,530	26.5
Depreciation and amortization expense	17,828	0.7	23,230	1.3
Total operating expenses	1,251,839	50.1	748,290	43,1
Income from operations	296,850	11.9	350,945	20.2
Other (expense) income	449,563	18.0	(10,618)	(0.6)
Interest expense	(78,810)	(3.2)	(19,140)	(1.1)
Total other (expense) income	370,753	14.8	(29,758)	(1.7)
Pre-tax income	667,603	26.7	321,187	18.5
Tax expense (1)	(254,734)	(10.2)	—	—
Net income	$412,869%	16.5	$321,187%	18.5

_____________________

(1) iSatori Technologies, LLC was a disregarded entity for tax purposes for fiscal year 2010, and for the five months ended May 31, 2011, and, as such, paid no income taxes.

Total Sales

Total Sales increased $0.71 million, or 44%, to $2.45 million for the first quarter 2012 from $1.74 million for the first quarter 2011. The increase in revenue was primarily attributable to organic growth in iSatori’s continued product offerings, expansion of distribution into the United Arab Emerites, Australia, Kuwait and other Middle East regions, as well the launch of African Mango Superfruit Diet, an additional flavor of PWR™, and RestorAid™.

Cost of Sales

Cost of sales increased $0.31 million, or 49%, to $0.95 million for the first quarter 2012 from $0.64 million for the first quarter 2011. The increase in cost of sales is primarily attributable to the increase in revenues detailed above.

Gross Profit

Gross profit increased $0.45 million, or 41%, to $1.55 million for the first quarter 2012 from $1.10 million for the first quarter 2011. The increase in gross profit is primarily attributable to the increase in revenues described above.

Selling and Marketing Expenses

Selling and marketing expenses increased $0.21 million, or 79%, to $0.47 million for the first quarter 2012 from $0.26 million for the first quarter 2011. The increase in selling and marketing expenses is primarily attributable to marketing expenditures to facilitate iSatori’s proprietary online marketing system and expand distribution in retail, and continued focus on marketing its top-selling products to the broadest target consumer group possible.

Salaries, Labor and Administrative Expenses

Salaries, labor and administrative expenses increased $0.30 million, or 65%, to $0.76 million for the first quarter 2012 from $0.46 million for the first quarter 2011.  The increase in the salaries, labor and administrative expenses is primarily attributable to increased professional costs related to the subsequent merger and pending lawsuits.

Total Operating Expenses

Total operating expenses increased $0.50 million, or 67%, to $1.25 million for the first quarter 2012 from $0.75 million for the first quarter 2011.  The increase in total operating expenses is primarily attributable to increased costs due to increased sales and marketing expense, and additional professional fees.

Income from Operations

Income from operations decreased $0.05 million, or (15%), to $0.30 million for the first quarter 2012 from $0.35 million for the first quarter 2011.  This decrease in income from operations was primarily attributable to increased selling and marketing expenses and increased salaries, labor and administrative expenses as described above.

Other (Expense) Income

Other (expense) income increased $0.46 million, or 4333%, to $0.45 million for the first quarter 2012 from $(.01) million for the first quarter 2011.  This increase in other (expense) income was primarily attributable to the sale of a dormant product line of children’s vitamins for $0.50 million.

Interest Expense

Interest expense increased $0.06 million, or 312%, to $0.08 million for the first quarter 2012 from $0.02 million for the first quarter 2011.  This increase in interest expense was primarily attributable to borrowings under iSatori’s Loan and Security Agreement, dated as of June 17, 2011, by and between iSatori and Avidbank Corporate Finance, a division of Avidbank, and borrowings under iSatori’s Loan Agreement, dated as of July 15, 2011, by and between iSatori and Breakwater Structured Growth Opportunities Fund, L.P.

Tax Expense

Tax expense increased $0.25 million to $0.25 million for the first quarter 2012 from $0 million for the first quarter 2011.  This increase in tax expense was attributable to iSatori’s change in tax status from a non-taxable limited liability company to a C-Corporation beginning on June 1, 2011.

Net Income

Net income increased $0.09 million to $0.410 million for first quarter 2012 from $0.32 million for first quarter 2011.  This increase in net income was primarily attributable to increased revenue as described above and the gain on the sale of the dormant product line of children’s vitamins.

Liquidity and Capital Resources for the Period Ended March 31, 2012 Compared to December 31, 2012

Cash Position

iSatori requires significant amounts of working capital to operate its business and to pay expenses relating to the development, testing and marketing of its products.  iSatori’s traditional use of cash includes primarily making significant expenditures to market new and existing products, as well as the financing of clinical studies for discovering new, efficacious products and providing necessary substantiation for claims iSatori makes concerning its current products and paying third parties to manufacture and distribute iSatori products.

iSatori’s cash and cash equivalents, consisting primarily of deposits with financial institutions, was $0.87 million at March 31, 2012, compared with $0.36 million at December 31, 2011. The increase of $0.51 million was primarily attributable to the sale of a dormant product line of children’s vitamins for $0.50 million, cash used in operating activities of $0.05 million, $0.19 in deferred offering costs, $0.05 related to repayment of notes payable and $0.4 in distributions.

iSatori generally expects to fund expenditures for operations, administrative expenses, marketing expenses, research and development expenses and debt service obligations with internally generated funds from operations, and to satisfy working capital needs from time to time with borrowings under its credit facility.  iSatori believes that it will be able to meet its debt service obligations and fund its short-term and long-term operating requirements in the future with cash flow from operations and borrowings under its credit facility.  If iSatori is unable to achieve projected operating results and/or obtain additional financing if and when needed, it will be required to curtail growth plans and significantly scale back its activities.  Currently, iSatori continues to focus on working capital management by monitoring key metrics associated with accounts receivable, payroll expenses, marketing expenses and research and development expenses.

Consummation of the Merger provided iSatori with approximately $4.7 million of new capital to pay down long-term debt and for working capital.  Expenses incurred in connection with the Merger (including those for legal, accounting and financial advisory services) were approximately $600,000 and are expected to negatively impact iSatori’s liquidity position in the second quarter of fiscal year 2012.

iSatori’s business plan contemplates utilizing the majority of proceeds from the Merger to further the research and development of new, unique product offerings, and to reach a broader base of consumers with its proprietary online marketing system,  and expand distribution of its current and new product portfolio into additional retail outlets both domestically and internationally.

Credit Arrangements as of March 31, 2012

As of March 31, 2012, iSatori had outstanding credit indebtedness of approximately $1.67 million, which consisted of the following:

•

Loan and Security Agreement with Avidbank which provides for a revolving loan of $1.0 million. As of March 31, 2012, iSatori’s borrowing base under such agreement was $1.0 million. The revolving loan bears interest at a rate equal to 3% above the Prime Rate, as reported in the Western Edition of the Wall Street Journal which was 3.25% as March 31, 2012.

•

A Loan Agreement with Breakwater Structured Growth Opportunities Funds, L.P. which provided for a second lien term loan in an aggregate amount of up to $2.05 million.  The second lien term loan was evidenced by two promissory notes in original face amounts of $1,025,000 and $850,000, respectively.  Each note bears interest at the rate or 12% per annnum.  In connection with the consummation of the Merger, iSatori paid both promissory notes in full.

•

A Promissory Note in an original face amount of $0.25 million bearing interest at a rate of 10% per annum.  The Promissory Note was converted into 493,252 shares of iSatori common stock on February 16, 2012 in full satisfaction of iSatori’s obligations under the Promissory Note.

Results of Operations for the Fiscal Year Ended December 31, 2011 Compared to December 31, 2010

The following table sets forth historical consolidated income statement data in aggregate amounts and as a percentage of revenue:

	Year Ended
	December 31, 2011		December 31, 2010
	Amount	Percent	Amount	Percent
Total Sales	$9,458,135%	100.0	$4,996,323%	100.0
Cost of sales	3,255,702	34.4	2,548,633	51.0
Gross profit	6,202,433	65.6	2,447,690	49.0
Selling and marketing expenses	3,071,918	32.5	755,413	15.1
Salaries, labor and administrative expenses	2,206,322	23.3	1,834,766	36.7
Depreciation and amortization expense	82,334	0.9	84,218	1.7
Total operating expenses	5,360.574	56.7	2,674,397	53.5
Income (loss) from operations	841,859	8.9	(226,707)	(4.5)
Other (expense) income	(298,571)	(3.21)	237,122	4.7
Interest expense	(165,504)	(1.7)	(46,141)	(0.9)
Total other (expense) income	(464,075)	(4.9)	190,981	3.8
Pre-tax income (loss)	377,784	4.0	(35,726)	(0.7)
Income tax benefit (1)	225,450	2.4	—	—
Net income (loss)	$603,234%	6.4	$(35,726)%	(0.7)

_____________________

(1) iSatori Technologies, LLC was a disregarded entity for tax purposes for fiscal year 2010, and for the five months ended May 31, 2011, and, as such, paid no income taxes.

Total Sales

Total sales increased $4.46 million, or 89%, to $9.46 million for fiscal year 2011 from $5.00 million for fiscal year 2010. The increase in total sales was primarily attributable to organic growth in iSatori’s continued product offerings, expansion of distribution into the United Arab Emirates, Australia, Kuwait and other Middle East regions representing revenue increases of $0.27 million, $0.05 million, $0.04 million and $0.04 million, respectively, as well as the launch of hCG Activator/Maintenance and PWR which contributed $7.1 million to revenues in 2011 using iSatori’s proprietary online marketing system to grow revenues and help expand distribution in specialty retailers.

Cost of Sales

Cost of sales increased $0.71 million, or 28%, to $3.26 million for fiscal year 2011 from $2.55 million for fiscal year 2010. Cost of sales as a percentage of total revenue, however, decreased to 34.4% for fiscal year 2011 from 51.0% for fiscal year 2010. The overall dollar increase in cost of sales is primarily attributable to the increase in revenues detailed above. The decrease in cost of sales as a percentage of total revenue is attributable to better volume pricing from suppliers, as well as the general product mix comprised mainly of higher gross margin sales items including hCG Activator/Maintenance and PWR as described above.

Gross Profit

Gross profit increased $3.75 million, or 153%, to $6.20 million for fiscal year 2011 from $2.45 million for fiscal year 2010. Gross profit as a percentage of total revenues increased to 65.6% for the fiscal year 2011 from 49.0% for fiscal year 2010. The overall increase in gross profit is primarily attributable to the increase in revenues described above. The increase in gross profit as a percentage of total revenues was primarily attributable to a general increase in the products sold, which were comprised mainly of higher gross margin sales items including hCG Activator/Maintenance and PWR as described above.

Selling and Marketing Expenses

Selling and marketing expenses increased $2.31 million, or 304%, to $3.07 million for fiscal year 2011 from $0.76 million for fiscal year 2010. Selling and marketing expenses as a percentage of total revenues increased to 32.5% for fiscal year 2011 from 15.1% for fiscal year 2010. The increase in the aggregate amount of selling and marketing expenses, and the percentage of total revenues dedicated to selling and marketing expenses, is primarily attributable to marketing expenditures to facilitate iSatori’s proprietary online marketing system to help launch hCG Activator/Maintenance and expand distribution in retail, and continued focus on marking its top-selling products to the broadest target consumer group possible.

Salaries, Labor and Administrative Expenses

Salaries, labor and administrative expenses increased $0.38 million, or 21%, to $2.21 million for fiscal year 2011 from $1.83 million for fiscal year 2010.  Salaries, labor and administrative expenses as a percentage of total revenues decreased to 23.3% for the fiscal year 2011 from 36.7% for fiscal year 2010.  The increase in the salaries, labor and administrative expenses is primarily attributable to increased labor and administrative costs attributable to increased organic sales and the launch of new products.  The decrease in salaries, labor and administrative expenses as a percentage of total revenues is primarily attributable to the increased total sales described above.

Total Operating Expenses

Total operating expenses increased $2.69 million, or 101%, to $5.36 million for fiscal year 2011 from $2.67 million for fiscal year 2010.  Total operating expenses as a percentage of total revenue increased to 56.7% for the fiscal year 2011 compared to 53.5% for fiscal year 2010. The increase in the aggregate amount of total operating expenses is primarily attributable to increased costs due to the increased sales and marketing expense described above.

Income (Loss) from Operations

Income (loss) from operations increased $1.07 million to $0.84 million for fiscal year 2011 from $(0.23) million for fiscal year 2010.  Income (loss) from operations as a percentage of total revenues increased to 8.9% for the fiscal year 2011 from (4.5%) for fiscal year 2010.  This increase in income from operations was primarily attributable to the increased total sales as described above.

Other Expense (Income)

Other expense (income) increased $0.54 million to $(0.30) million for fiscal year 2011 from $0.24 million for fiscal year 2010.  This decrease in other expense (income) was primarily attributable to a decrease in gain on forgiveness of accounts payable, a decrease in gain on sale of product lines, and an increase in financing expenses, partially offset by an increase in other miscellaneous income.

Interest Expense

Interest expense increased $0.12 million, or 140%, to $0.17 million for fiscal year 2011 from $0.05 million for fiscal year 2010.  This increase in interest expense was primarily attributable to borrowings under iSatori’s Loan and Security Agreement, dated as of June 17, 2011, by and between iSatori and Avidbank Corporate Finance, a division of Avidbank, and borrowings under iSatori’s Loan Agreement, dated as of July 15, 2011, by and between iSatori and Breakwater Structured Growth Opportunities Fund, L.P.

Income Tax Benefit

The income tax benefit of $0.23 million for fiscal year 2011 was primarily attributable to iSatori’s change in tax status from a non-taxable limited liability company to a C-Corporation beginning on June 1, 2011.

Net Income (Loss)

Net income (loss) increased $0.64 million to $0.60 million for fiscal year 2011 from $(0.04) million for fiscal year 2010.  Net income as a percentage of total revenue increased to 6.4% for the fiscal year 2011 from (0.7)% for fiscal year 2010.  This increase in net income (loss) was primarily attributable to increased total sales as described above.

Liquidity and Capital Resources

Cash Position

iSatori requires significant amounts of working capital to operate its business and to pay expenses relating to the development, testing and marketing of its products.  iSatori’s traditional use of cash includes primarily making significant expenditures to market new and existing products, as well as the financing of clinical studies for discovering new, efficacious products and providing necessary substantiation for claims iSatori makes concerning its current products and paying third parties to manufacture and distribute iSatori products.

iSatori’s cash and cash equivalents, consisting primarily of deposits with financial institutions, was $0.36 million at December 31, 2011, compared with $0.07 million at December 31, 2010. The increase of $0.29 million was primarily attributable to cash provided by financing activities of $0.36 million related to net proceeds from notes payable, offset by cash used in operating activities due primarily to increased accounts receivable and inventory to support the increased sales volume.

iSatori generally expects to fund expenditures for operations, administrative expenses, marketing expenses, research and development expenses and debt service obligations with internally generated funds from operations, and to satisfy working capital needs from time to time with borrowings under its credit facility.  iSatori believes that it will be able to meet its debt service obligations and fund its short-term and long-term operating requirements in the future with cash flow from operations and borrowings under its credit facility.  If iSatori is unable to achieve projected operating results and/or obtain additional financing if and when needed, it will be required to curtail growth plans and significantly scale back its activities.  Currently, iSatori continues to focus on working capital management by monitoring key metrics associated with accounts receivable, payroll expenses, marketing expenses and research and development expenses.

Consummation of the Merger is expected to provide iSatori with approximately $4.7 million of new capital to pay down long-term debt and for working capital.  Expenses incurred in connection with the Merger (including those for legal, accounting and financial advisory services) are estimated to be approximately $600,000.  These expenses and payments are expected to negatively impact iSatori’s liquidity position in the second quarter of fiscal year 2012.

iSatori’s business plan contemplates utilizing the majority of proceeds from the Merger to further the research and development of new, unique product offerings, and to reach a broader base of consumers with its proprietary online marketing system,  and expand distribution of its current and new product portfolio into additional retail outlets both domestically and internationally.

Credit Arrangements as of December 31, 2011

As of December 31, 2011, iSatori had outstanding credit indebtedness of approximately $1.8 million, which consisted of the following:

•

A Loan and Security Agreement with Avidbank which provides for a revolving loan of $1.0 million. As of December 31, 2011, iSatori’s borrowing base under such agreement was $0.83 million. The revolving loan bears interest at a rate equal to 3% above the Prime Rate, as reported in the Western Edition of the Wall Street Journal which was 3.25% as December 31, 2011.

•

A Loan Agreement with Breakwater Structured Growth Opportunities Fund, L.P. which provided for a second lien term loan in an aggregate amount of up to $2.05 million.  The second lien term loan was evidenced by two promissory notes in original face amounts of $1,025,000 and $850,000, respectively.  Each note bears interest at the rate or 12% per annum.  In connection with the consummation of the Merger, iSatori paid both promissory notes in full.

•

A Promissory Note in an original face amount of $0.25 million bearing interest at a rate of 10% per annum.  The promissory note was converted into 493,252 shares of iSatori common stock on February 16, 2012 in full satisfaction of iSatori’s obligations under the promissory note.

Off-Balance Sheet Arrangements

iSatori has no off-balance sheet arrangements as defined by the Securities Act.

Critical Accounting Policies and Estimates

The discussion and analysis of iSatori’s financial condition, results of operations, and cash flows are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires iSatori to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, iSatori evaluates its estimates, including those related to accounts receivable, long-lived assets, revenue recognition, advertising and promotional costs and goodwill.  iSatori bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  As noted below, in some cases, iSatori’s estimates are also based in part on the assistance of independent advisors.  Actual results may differ from these estimates under different assumptions or conditions.

iSatori’s management has addressed and reviewed its critical accounting policies and considers them appropriate.  iSatori believes the following critical policies utilize significant judgments and estimates used in the preparation of its consolidated financial statements:

Financial Instruments

iSatori considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Accordingly, cash and cash equivalents consist of petty cash, checking accounts and money market funds.

Trade Receivables and Credit Policy

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment generally within 10-60 days from the invoice date. Accounts are considered delinquent when outstanding for more than seven days past due date. iSatori does not have a policy of accruing interest on past due accounts. Payments on trade receivables are applied as instructed per the customer, or to the earliest unpaid invoices. The carrying amount of the trade receivables is reduced by an amount that reflects management’s best estimate of the amounts that will not be collected.

Inventory Valuation

Inventories of nutritional and dietary supplements are stated at lower of cost or market on a first-in, first-out (FIFO) basis.

Notes Receivable

iSatori disposed of a dormant product line of vitamins in December 2010. As part of the consideration in this divestiture, iSatori received from the purchaser of this product line a secured note in the amount of $170,000. The current portion of this note receivable was recorded as of December 31, 2010. The remainder of the note is shown in note receivable – net of current portion for December 31, 2010 and 2011, respectively. This note is due to be repaid on or before March, 2014. Interest accrues principally at an annual rate of 5%, based upon the initial $170,000 principal and is payable monthly.

Property and Equipment

Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets, ranging from three to ten years. Maintenance and repairs are charged to expense when incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are thereafter removed from the respective accounts and any gain or loss is credited or charged to income.

Other Assets and Intangible Assets

Other assets include intangible assets which are principally direct television advertising, websites, as well as deposits and are included in Deposits and other Asserts. iSatori periodically perform reviews of other assets including amortizable and tangible assets, for impairment purposes. Factors considered important that may trigger an impairment of assets review include, but are not necessarily limited to: significant changes in the manner of the use of its assets involving its strategy for its overall business; significant negative industry or economic trends; or underperforming business trends. These reviews may include an analysis of iSatori’s current operations and capacity utilization in conjunction with an analysis of the markets in which iSatori’s business is operating.

Revenue Recognition

iSatori operates predominantly as a wholesale-marketer distributing its dietary supplement products through traditional large retailers and electronic intermediaries via its unique marketing methodology methodology. For all periods presented, iSatori complied with and adopted the appropriate standards regarding revenue recognition. Revenue from product sales is recognized upon transfer of title of iSatori’s product. Net sales represent product sales less actual returns, allowances, discounts, and promotions. Sales to direct customers have an unconditional money back guarantee for 30 to 60 days after the date of purchase. Sales to several of the retail customers carry a “Sale or Return” purchase agreement per contract, where if minimum sales thresholds are not met within required timeframe, the inventory will be returned to iSatori for full credit.  Other retail customers receive a percentage discount from invoice to cover any customer returns or damages they may incur.

In addition, iSatori provides allowances for sales returns and doubtful accounts based upon estimated and known returns.  Product returns are recorded as a reduction of net revenues and as a reduction of the accounts receivable balance.

Cost of Sales

iSatori purchases its products directly from third party manufacturers. iSatori’s cost of sales include product costs, cost of warehousing and distribution. Included in the cost of sales are shipping and handling costs that are incurred by iSatori.

Income Taxes

For the calendar year 2010 and for the five months ended May 31, 2011, iSatori operated as a limited liability company.  Accordingly, iSatori’s taxable income (or loss) was allocated to its sole member. Therefore, no provision or liability for income taxes was included in the financial statements for these relevant periods.

On June 1, 2011, iSatori converted to a corporation under the laws of the State of Colorado as of that date. Accordingly, iSatori began to account for income taxes in accordance with the standards on income taxes. As prescribed by these standards, iSatori utilizes the asset and liability method of accounting for income taxes. Under this asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

iSatori has adopted the provisions of Codification Topic 740-10, “Accounting for Income Taxes,” (previously Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”), as of June 1, 2011. The implementation of this standard had no impact on the financial statements.  As of both the date of adoption, and as of December 31, 2011, the unrecognized tax benefit accrual was zero.

Furthermore, since this is iSatori’s initial tax year, there are no prior federal or state tax returns subject to examination.  Accordingly, the only taxable period subject to examination by federal and state taxing authorities is the current period ended December 31, 2011.

Vendor Allowances

iSatori enters into arrangements with certain of its distributors, the most significant of which result in iSatori realizing credit allowances to its distributors as rebates to them based upon arrangements with such vendors. As such, iSatori enters into these arrangements through which it provides rebates typically based on volume discounts. Because a right of offset exists under these arrangements, such rebates realized under these arrangements are recorded as a reduction in iSatori’s gross revenues and, correspondingly, the respective distributors’ accounts receivable balances on iSatori’s balance sheet.

Leases

iSatori leases its headquarters facility, comprising approximately 7,120 square feet, in Golden (metropolitan Denver), Colorado. The lease expires on September, 30, 2012. iSatori also leases miscellaneous office equipment and an automobile. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases as applicable.

Fair Value Measurements

ASC 820-10 establishes a framework for measuring the fair value of assets and liabilities and requires additional disclosure about fair value measurements.  ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal (or most advantageous market) for the asset or liability in than orderly transaction between market participants at the measure date.

iSatori has a number of recurring financial instruments, including cash, receivables, inventory, payables and debt obligations.  None of these instruments are held for trading purposes.  iSatori estimates that the fair value of these financial instruments does not materially differ from the respective reported balance sheet amounts.

Accordingly, the adoption of ASC 820-10 has not had a material impact on iSatori’s financial statements and disclosures.

Deferred Financing Fees

Costs incurred in connection with iSatori’s line of credit issued in July, 2011 and in connection with iSatori’s subordinated mezzanine debt, also incurred in July, 2011, are being amortized over the term of their respective debt repayment periods.

Marketing

iSatori expenses all production costs related to advertising costs as they are incurred, including print and television when the advertisement has been broadcast or otherwise distributed.  iSatori records website costs related to its direct-to-consumer advertisements in accordance with FASB ASC 340-20 “Capitalized Advertising Costs”.  In accordance with FASB ASC 340-20, direct response advertising costs incurred should be reported as assets and should be amortized over the estimated period of the benefits, based on the proportion of current period revenue from the advertisements to probable future revenue.

Research and Development Costs

Research and development costs are expensed when incurred.

Distribution, Shipping and Handling Costs

Shipping costs on purchases and shipping and handling fees related to sales charged to customers are both included in cost of sales. Shipping and handling costs reimbursed by customers are reflected in other revenues.

Insurance

iSatori has procured insurance for such areas as: (1) general liability; (2) product liability; and (3) property insurance. iSatori is not insured for certain property and casualty risks due to the frequency and severity of such losses, the cost of insurance and the overall risk analysis performed by iSatori’s management.

As part of its medical benefits program, iSatori contracts with a national service organizer to provide benefits to its employees for all medical, dental, vision and prescription drug services.

Concentration of Credit Risk

Financial instruments that potentially subject iSatori to concentration of credit risk consist principally of temporary cash investments and trade accounts receivables. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising iSatori’s customer bases and their dispersion across different geographic locations.

iSatori maintains cash balances at one financial institution located in Colorado and one in California.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (ASC 2011-04), an update to ASC Topic 820, “Fair Value Measurements and Disclosures.” This update amends current guidance to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. The update also includes instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. ASC Update 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The adoption of ASC Update 2011-04 is not expected to have a material impact on iSatori’s financial position, results of operations or cash flows.

Properties

The principal executive offices of the Company are located at 15000 W. 6th Avenue, Suite 202, Golden, Colorado 80401.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s common stock as of May 14, 2012, by: (i) each person known by us to be the owner of more than 5% of our outstanding shares of the Company’s common stock, (ii) each officer and director and (iii) all officers and directors as a group. Each stockholder’s beneficial ownership is based on 12,622,656 shares of Company common stock outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage Ownership
Stephen Adelé (3) Chief Executive Officer and President	7,009,943	54.1%
Russell Cleveland (4)(5) Director	4,457,439	33.5%
Robert M. Galecke (6) Director	50,273	* %
Morgan Bradford (7) Director	1,873	* %
Todd Ordal (8) Director	1,873	* %
Mike Wilemon (9) Chief Financial Officer and Secretary	133,604	* %
Executive officers, directors and director-nominees as a group (10)	11,648,005	84.5%
RENN Universal Growth Investment Trust PLC (11)	3,157,741	24.1%
RENN Global Entrepreneurs Fund Inc (12)	1,283,361	10.0%

 *

Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Unless otherwise indicated, the address for each director and officer is c/o Integrated Security Systems, Inc., 15000 W. 6th Avenue, Suite 202, Golden, Colorado 80401. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.

(2)

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from May 14, 2012 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

(3)

Stephen Adelé Enterprises, Inc. is the record holder of 6,680,203 of these shares. Mr. Adelé is the sole stockholder of Stephen Adelé Enterprises, Inc., and may be considered to have beneficial ownership of the Stephen Adelé Enterprises, Inc. interests. Includes currently exercisable options to purchase 322,740 shares of common stock.

(4)

Includes 667,359 shares of common stock issuable upon the exercise of warrants and 1,874 shares of common stock issuable upon the conversion of Series D preferred stock.  The address for this person is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(5)

Mr. Cleveland is employed as President and CEO of RENN Capital Group, Inc., which serves as investment manager to RENN Global Entrepreneurs Fund, Inc. and to RENN Universal Growth Investment Trust PLC. Mr. Cleveland disclaims beneficial ownership of all shares held by RENN Global Entrepreneurs Fund, Inc. and to RENN Universal Growth Investment Trust PLC except to the extent of his pecuniary interest therein.

(6)

Includes 836 shares of common stock issuable upon the exercise of warrants, 1,990 restricted shares and 31,918 shares of common stock issuable upon the exercise of outstanding option.

(7)

Includes 1,873 restricted shares.

(8)

Includes 1,873 restricted shares.

(9)

Includes currently exercisable options to purchase 133,604 shares of common stock.

(10)

Includes currently exercisable options to purchase 1,162,383 shares of common stock and 836 shares of common stock issuable upon the exercise of warrants.

(11)

Includes 498,725 shares of common stock issuable upon the exercise of warrants and 937 shares of common stock issuable upon the conversion of Series D preferred stock.  The address for this company is 8080 N. Central Expressway, Suite 210; Dallas, TX 75206.

(12)

Includes 168,634 shares of common stock issuable upon the exercise of warrants and 937 shares of common stock issuable upon the conversion of Series D preferred stock.  The address for this company is 8080 N. Central Expressway, Suite 210; Dallas, TX 75206.

Directors and Executive Officers

The Board of Directors (the “Board”) and executive officers of the Company are as follows:

Name	Age	Position
Stephen Adelé	41	Director, Chief Executive Officer and President
Russell Cleveland	73	Director
Robert M. Galecke	68	Director
Bradford Morgan	66	Director
Todd Ordal	55	Director
Mike Wilemon	64	Chief Financial Officer and Secretary

Stephen Adelé has served as the Company’s Chief Executive Officer and President since the consummation of the Merger.  Mr. Adelé founded iSatori in 2001 and has served as its Chief Executive Officer since that time.  Prior to founding iSatori, Mr. Adelé served as executive vice president for Experimental and Applied Sciences (EAS, Inc) from April 1995 to May 2000.  At EAS, Mr. Adelé sourced and secured foreign distribution partners, developed strategic partnerships, set up local manufacturing, and assisted partners in developing strategic growth plans.  In addition, he worked with regulatory agencies to ensure governmentally compliant formulated products and established a distribution center in Tilburg, Netherlands, as well as manufacturing in Germany and New Zealand.

Mr. Adelé earned his bachelor’s degree in finance, with a minor in international studies, from the University of Colorado. Mr. Adelé is the author of several books on fitness, nutrition and wellness and has published numerous articles on these topics. As the CEO of iSatori, he was named as a finalist for Entrepreneur of the Year by Ernst & Young in 2006 and 2007, named a finalist for “Best Boss in America” by Fortune magazine, won the prestigious Gold Award for growth in small businesses by Nutrition Business Journal, was named Outstanding Young Coloradan in 2009 and was nominated for Outstanding Young American in 2010.

The Company believes Mr. Adelé, due to his longstanding commitment to iSatori, his substantial knowledge of the Company’s business, and his expertise in financial, business and related matters, is qualified to be a member of the Board.

Russell Cleveland served as Chairman of the Board and Acting Chief Executive Officer of Integrated from April 1, 2011 through the consummation of the Merger, has been a director of the Company since February 2001 and served as Chairman of the Board during fiscal 2008.  Mr. Cleveland is the President, Chief Executive Officer, sole director and majority shareholder of Renn Capital Group, Inc.  He has served as President, Chief Executive Officer and director of RENN Global Entrepreneurs Fund, Inc. since its inception in 1994.  Mr. Cleveland is a Chartered Financial Analyst with more than 40 years experience as a specialist in investments for smaller capitalization companies.  Mr. Cleveland has also served as President of the Dallas Association of Investment Analysts.  He also serves on the Boards of Directors of Access Plans, Inc., Cover-All Technologies, Inc. and RENN Entrepreneurial Fund Limited.  Mr. Cleveland is a graduate of the Wharton School of Commerce and Finance of the University of Pennsylvania.

The Company believes that Mr. Cleveland, due to his considerable experience with building successful businesses, as well as his extensive knowledge and understanding of accounting and finance matters, is qualified to be a member of the Board.

Robert M. Galecke has served as a director of the Company since May 1996.  Mr. Galecke joined the University of Dallas in June 1996 and is currently serving as Executive Vice President.  Mr. Galecke also has been Chairman, President or CEO of public companies in healthcare, real estate and financial services, as well as having spent 20 years in the commercial banking industry. Mr. Galecke received a graduate degree from the School of Banking at the University of Wisconsin, Madison, and a B.S. in Economics from the University of Wisconsin at Stevens Point.

The Company believes that Mr. Galecke, due to his considerable experience managing public companies, as well as his extensive knowledge and understanding of finance matters and commercial banking, is qualified to be a member of the Board.

Bradford Morgan is the President of Cogency, a consulting company specializing in marketing and business strategy. Prior to founding Cogency in 1998, Mr. Morgan served as the Senior Vice President of Harrah’s Entertainment, Inc. from 1994 through 1997. Prior to joining Harrah’s Entertainment, Inc., Mr. Morgan served as Executive Vice President – Marketing and Sales for Visa U.S.A., Inc. from 1988 through 1993.  Sometime prior to Visa U.S.A., Mr. Morgan served as Group Product Manager for Procter & Gamble consumer products company. Mr. Morgan received his bachelors in agricultural economics from Cornell University and his MBA from Colgate Darden School at the University of Virginia.

The Company believes that Mr. Morgan, due to his considerable leadership experience in public companies, as well as his extensive knowledge and understanding of marketing and sales matters, is qualified to be a member of the Board.

Todd Ordal is the President and founder of Applied Strategy, LLC, a private consulting company providing consulting and coaching services to chief executive officers and other executives around the word.  Prior to founding Applied Strategy, LLC, Mr. Ordal served as Chief Executive Officer of Dore Achievement Centers from December, 2002 until November, 2004.  Prior to joining Dore Achievement Centers, Mr. Ordal served President and Chief Executive Officer of Classic Sports Companies from January, 2001 until December, 2002. Prior to Classic Sport Companies, Mr. Ordal served as a Division President for Kinko’s where he had accountability for $500,000,000 in revenue, 300 stores and 7,000 people. Mr. Ordal served as a member of the board of directors for Kinko’s Service Corporation from July, 1992 until July, 1997.  He has also served on several non-profit board and boards of advisors. Mr. Ordal received his bachelors in psychology from Morehead State University and his MBA from Regis University.

The Company believes that Mr. Ordal, due to his considerable experience with growing successful businesses, as well as his extensive knowledge and understanding of marketing and finance matters, is qualified to be a member of the Board.

Michael Wilemon, has served as the Company’s Chief Financial Officer and Secretary since the consummation of the Merger.  Mr. Wilemon joined iSatori in May, 2004 as its Chief Financial Officer and Secretary. Prior to joining iSatori, Mr. Wilemon served as Vice President and Chief Financial Officer for RMO, Inc. from 1998 through April 2004.  Prior to joining RMO, Inc., Mr. Wilemon served as Controller for American Wyott Corporation from 1996 through 1998 and for Victory Climate Systems (d/b/a SCS/Frigette) from 1992 through 1996.  Mr. Wilemon received his bachelor’s degree in accounting from Texas Christian University.

Voting Arrangements

Pursuant to the Merger Agreement, upon consummation of the Merger, William D. Breedlove and Frank Marlow resigned from the Board and Stephen Adelé was elected as a director by the remaining members of the Board.  Following the consummation of the Merger and the expiration of the ten day period required by Rule 14f-1 under the Exchange Act, on April 26, 2012, Bradford Morgan and Todd Ordal, nominated by Stephen Adelé and reasonably consented to by the RENN Capital Group, Inc, were elected to the Board.

Family Relationships

There are no family relationships among any of the Company’s directors and executive officers.

Executive Compensation

Summary Compensation Table - Integrated

The following table shows the compensation of the principal executive officer and the executive officers of Integrated and its subsidiaries whose compensation exceeded $100,000 for the fiscal years ended June 30, 2011 and 2010.

Name and Principal Position		Year	Salary	Bonus	Non Equity Incentive Plan Compensation(5)	All Other Compensation	Total
Russell Cleveland	(1)	2011	$-	$-	$-	$-	$-
Board Chairman and Acting CEO
Brooks Sherman	(2)	2011	$127,500	$60,000	$25,410	$6,387	$219,297
Former Board Chairman and CEO		2010	180,000	-	-	5,400	185,400
Sharon Doherty	(3)	2011	$100,000	$10,000	$14,117	$3,724	$127,840
CFO		2010	93,333	-	-	3,900	97,233
Paul Matthews	(4)	2011	$87,500	$-	$15,925	$10,513	$113,938
Former President & COO of B&B ARMR Corp.		2010	150,000	-	-	4,500	154,500

(1) Appointed as Chairman of the Board and Acting CEO of Integrated effective April 1, 2011 and took no compensation as principal officer.  He is employed as President and CEO of RENN Capital Group, Inc., which serves as investment manager to RENN Global Entrepreneurs Fund, Inc. and to RENN Universal Growth Investment Trust PLC.

(2) Began employment on August 29, 2008 and resigned March 31, 2011.

(3) Began employment on January 12, 2009.

(4) Began employment on November 8, 2004 and resigned January 31, 2011 upon the sale of the operations of B&B ARMR Corp.

(5) The non-equity incentive plan was a short-term incentive plan for fiscal year 2011 offered to executives and senior management based on operating earnings compared to segment targets set by the Compensation Committee of the Board of Directors of Integrated.  Due to the sale of operations on January 31, 2011, the performance was measured for the seven months ending January 31, 2011 compared to the same target period.

No other executive officer’s salary and bonus exceeded $100,000 annually and no executive had any form of long-term incentive plan compensation arrangement with Integrated during the fiscal years ended June 30, 2011 or 2010.

Summary Compensation Table - iSatori

The following table shows the compensation of the principal executive officer and the executive officers of iSatori whose compensation exceeded $100,000 for the fiscal years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus	Non Equity Incentive Plan Compensation	All Other Compensation	Total
Stephen Adelé	2011	$153,750	$—	$—	$57,888	$211,638
CEO and President	2010	125,000	—	—	54,717	179,717
Mike Wilemon	2011	$125,609	$—	$—	$23,117	$148,726
CFO and Secretary	2010	110,000	—	—	16,951	126,951

No other executive officer’s salary and bonus exceeded $100,000 annually and no executive had any form of long-term incentive plan compensation arrangement with iSatori during the fiscal years ended December 31, 2011 or 2010.

On February 17, 2012, the Company entered into an employment agreement with Stephen Adelé effective upon consummation of the Merger (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Adelé’s annual base salary is set at $225,000.  In addition, Mr. Adelé, is eligible to earn a bonus based upon the financial performance of the Company above established hurdle rates. The term of the Employment Agreement is one year, commencing on the April 5, 2012, and is renewable annually.

Stock Option Grants - Integrated

There were no grants of stock options to executive officers of Integrated during fiscal years 2010 or 2011.

Stock Option Grants – iSatori

There were no grants of stock options to executive officers of iSatori during fiscal years 2010 or 2011.

Outstanding Equity Awards at Fiscal Year End – Integrated

The following table provides information related to the number of shares received upon exercise of options, the aggregate dollar value realized upon exercise, and the number and value of options held by the named executive officers of Integrated at June 30, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (a)	Option Exercise Price	Option Expiration Date

Sharon Doherty	6,667	3,333	$3.00	4/1/2014

(a) The vesting date of these options is April 1, 2012 and the market value is $0.

Outstanding Equity Awards at Fiscal Year End – iSatori

iSatori had no outstanding equity awards at December 31, 2011.

Potential Payments upon Termination

Sharon Doherty has entered into a severance agreement with the Company. The agreement provides that the executive’s employment with the Company will continue until terminated by either party for any reason upon 30 days notice, and that upon involuntary termination a lump sum severance payment equal to three months salary plus benefits will be made, which would be approximately $30,000.

Director Compensation

Integrated’s directors have historically been compensated by either restricted stock awards or incentive stock options, at the choice of the individual director, in an amount equivalent to $10,000 annually for serving on the board in addition to $1,250 for each committee on which they serve.  In addition, Mr. Robert Galecke has been paid $10,000 annually for his services as Integrated’s audit committee chairman.  All Integrated directors have also been reimbursed for their out-of-pocket expenses incurred in connection with their attendance at board meetings.

Mr. Cleveland served on the board representing the interests of the RENN Capital Group, Inc. funds and his director fees were income to certain funds.

The following table shows the compensation of the directors of Integrated for the fiscal year ended June 30, 2011.

Name	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards (1)	All Other Compensation	Total
William Breedlove	$6,250	$-	$5,985	$5,000	$17,235
Russell Cleveland	6,250	12,500	-	-	18,750
Robert Galecke	10,000	-	9,576	5,000	24,576
Frank Marlow	6,250	-	5,985	5,000	17,235

(1)  These represent one option award, and are the only stock-based equity awards outstanding at the fiscal year end.

(2)  These fees earned were waived, reversed and never paid pursuant to a meeting of the Board on January 3, 2012.

Following consummation of the merger directors, other than Mr. Adelé and Mr. Cleveland, will be compensated with cash payments of $1,250 per quarter, payable in arrears, beginning on June 30, 2012.  Directors, other than Mr. Adelé and Mr. Cleveland, will also receive an annual grant of restricted shares, vesting one year from the grant date, with a market value of $5,000 based on the trailing five day average Company stock price. The first such grant will occur on or around April 30, 2012 with future grants to occur on or around April 30 of each year.  In addition, the chair of the Audit Committee of the Board will receive an additional cash payment of $312.50 per quarter and an additional annual grant of restricted shares with a market value of $1,250.

Certain Relationships and Related Transactions

No reportable related transactions occurred in fiscal 2011 and, after completion of the Merger, there are no agreements or arrangements in place that would result in a reportable related transaction.

Robert Galecke, Bradford Morgan and Todd Ordal are independent directors based on the New York Stock Exchange definition of independence.

Legal Proceedings

Protica, Inc., a former manufacturer of product for iSatori, sued for an alleged debt in the approximate amount of $384,000 and also claims unspecified damages for an alleged breach of an exclusive manufacturing agreement in the Eastern District of Pennsylvania. iSatori has filed counterclaims alleging that Protica breached the parties’ agreement and the warranties implied therein and fraudulently concealed damage to the product manufactured for iSatori resulting in an FDA recall of iSatori’s product and loss of a significant portion of iSatori’s market. The case is referred to as Protica, Inc. v. iSatori Technologies, LLC, Civil Action No. 11-1105, filed February 15, 2011 in United States District Court, Eastern District of Pennsylvania. The FDA recall arose from the discovery of a foreign object in an Energize Bullet, an iSatori product manufactured by Protica, Inc. in June 2010.  The product recall was initiated in July 2010 and cost iSatori $0.05 million.  In addition, revenues from Energize Bullet and Liquid Morph., a related product, were $1.20 million and $0.21 million in 2009 and 2010, respectively.  iSatori seeks an unspecified amount of direct damages, punitive damages, and attorneys’ fees.

Paul Jeffrey Grube brought a class action lawsuit against three companies, including iSatori, based on the defendants’ alleged marketing, distribution, or sales of products purporting to contain human chorionic gonadotropin (“hCG”) or a natural hCG alternative. This case is referred to as Colonel Paul Jeffrey Grube v. GNC, iSatori Technologies, LLC and HCG Platinum, LLC, Case No. 11-1005, filed August 4, 2011 in United States District Court, for the Western District of Pennsylvania. Grube claims that the defendants engaged in deceptive trade practices in violation of numerous state consumer protection laws, breached express warranties, and were unjustly enriched. iSatori has received a letter from GNC Corp., demanding iSatori indemnify GNC Corp. pursuant to a written agreement between iSatori and GNC Corp. In addition to possible breach of contract claims, failure to indemnify GNC Corp. could result in GNC Corp. discontinuing as a distributor of iSatori products.  In 2011, distributions through GNC Corp. represented 25.8 % of iSatori’s revenues. The action was stayed pending possible consolidation with other hCG litigation.

Jerry Aviles has brought a class action complaint against iSatori relating to its product ISA-TEST. The case is referred to as Jerry Aviles v. iSatori Technologies, LLC, Case No. CIV DS 1111487, filed October 4, 2011 in United Superior Court of the State of California, County of San Bernardino. Aviles alleges iSatori violated the California Consumer Legal Remedies Act and engaged in unfair or deceptive business practice and false advertising in violation of the California Business and Professions Code.

iSatori received a demand letter, dated November 14, 2011 (the “November Letter”), from the law firm of Milstein Adelman LLP claiming iSatori’s sale of its hCG Activator Natural hCG Alternative (the “hCG Product”) in California violated the California Consumer Legal Remedies Act and certain other California State law. The November Letter demanded iSatori (i) substantiate its advertising claims with respect to the hCG Product, (ii) change its advertising with respect to the hCG Product, (iii) recall the hCG Product, (iv) identify all purchasers of the hCG Product and (v) establish a fund for the providing for a full refund for all purchasers of the hCG Product. iSatori responded to the Letter on December 23, 2011 declining its request to engage in settlement negotiations or otherwise institute a recall of the hCG Product.

iSatori received a demand letter, dated February 13, 2012 (the “February 13 Letter”), from the law firm of Milstein Adelman LLP claiming iSatori’s sale of its African Mango Super Fruit Diet (the “African Mango Product”) in California violated the California Consumer Legal Remedies Act and certain other California State law. The February 13 Letter demanded iSatori (i) substantiate its advertising claims with respect to the Product, (ii) change its advertising with respect to the African Mango Product, (iii) recall the African Mango Product, and (iv) establish a fund for the providing for a full refund for all purchasers of the African Mango Product.

iSatori also received a demand letter, dated February 17, 2012 (the “February 17 Letter”), from the Breeden Law Firm claiming iSatori’s sale the African Mango Product in California violated the California Consumer Legal Remedies Act and certain other California State law. The February 17 Letter demanded iSatori (i) substantiate its advertising claims with respect to the Product, (ii) change its advertising with respect to the African Mango Product, (iii) recall the African Mango Product, and (iv) establish a fund for the providing for a full refund for all purchasers of the African Mango Product. On March 23, 2012, the Company received a letter from Vitamin World, Inc. (“Vitamin World”) requesting the Company indemnify Vitamin World for similar claims brought against it by the Breeden Law Firm concerning African Mango Product sole by Vitamin World.  iSatori’s indemnification obligations to Vitamin World arise from the standard terms and conditions controlled in Vitamin Worlds distribution agreements.  In addition to possible breach of contract claims, failure to indemnify Vitamin World could result in Vitamin World discontinuing as a distributor of iSatori products.  In 2011, distributions through Vitamin World represented 4.6% of iSatori’s revenues.

iSatori has become aware of a class action suit filed April 30, 2012 in the Southern District of California alleging violations of the Federal False Advertising Act and violations of the Federal and Consumer Legal Remedies Act resulting from the issuance of an FDA warning letter regarding iSatori’s PWR product and the DMAA contained in the formula. iSatori’s counsel has been notified, but no formal action has been taken as iSatori has not been served.

In addition, we are subject to certain legal actions and claims arising in the ordinary course of our business. Although management recognizes the uncertainties of litigation, based upon the dollar amount involved, the nature and management’s understanding of the facts and circumstances which give rise to such actions and claims, management believes that such litigation and claims will be resolved without material effect on our financial position, results of operations or cash flows.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our preferred stock is not publicly traded. Our common stock is quoted on the Over-the-Counter Bulletin Board market under the symbol “IZZI.”

The following table shows the range of high and low bid quotations for our common stock on the Over-the-Counter Bulletin Board market. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The trading market in our securities may at times be illiquid due to low volume.

	Common Stock
	High	Low
Fiscal Year 2012
Fourth Quarter through May 16, 2011	$2.90	$2.35
Third Quarter	2.38	1.05
Second Quarter	1.34	0.45
First Quarter	1.45	0.40
Fiscal Year 2011
Fourth Quarter	$1.65	$0.97
Third Quarter(1)	2.50	0.50
Second Quarter(1)	0.60	0.25
First Quarter(1)	0.60	0.25
Fiscal Year 2010
Fourth Quarter(1)	$0.69	$0.40
Third Quarter(1)	1.40	0.50
Second Quarter(1)	3.00	0.54
First Quarter(1)	3.00	0.50

(1)  Shares have been adjusted for the effect of the 1-for-100 reverse stock split effective January 31, 2011 and recorded on Feb 17, 2011.

On February 17, 2012, the last trading day before the public announcement of the signing of the Merger Agreement, the last reported sales price per share of Integrated’s common stock as reported on the Over-the-Counter Bulletin Board was $1.35.  On April 5, 2012, the latest practicable date before the date of this report on Form 8-K, the last reported sales price per share of Integrated’s common stock was $2.35.

Security Holders

Integrated: On December 31, 2011, there were approximately 176 record holders of Integrated common stock. Integrated believes that the number of beneficial owners may be greater than the number of record holders because a portion of its common stock is held of record through brokerage firms in “street name.”

iSatori: On December 31, 2011, there was one record holder of iSatori common stock.

Dividends and Other Distributions

Integrated has never paid cash dividends on its common stock.

iSatori was a limited liability company prior to June 2, 2011.  As such, distributions prior June 2, 2011 reflect distributions to its sole member pursuant to iSatori’s operating agreement.  iSatori issued distributions to its sole member in the amount of $101,975 during fiscal year 2010 and distributions and dividends to its sole member and shareholder in the amount of $203,088 during fiscal year 2011. Pursuant to the Merger, iSatori issued dividends to a shareholder between February 18, 2012 and April 5, 2012 in an aggregate amount of $335,000.

Since the consummation of the Merger, the Company has not paid any dividends on its common stock. It currently intends to retain earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about securities that have been issued or are issuable under equity compensation plans as of June 30, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Equity Compensation plans approved by security holders
1997 Omnibus Stock Plan	10,500	$41.54	-
2009 Long-Term Incentive Plan	81,816	$0.67	168,184
Total	92,316	$5.05	168,184

The following table provides information about securities that have been issued or are issuable under equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Equity Compensation plans approved by security holders
2011 Equity Incentive Plan	1,233,129	$0.57	—
1997 Omnibus Stock Plan	10,500	$41.54	—
2009 Long-Term Incentive Plan	81,816	$0.67	168,184
Total	1,325,445	$0.90	168,184

Recent Sales of Unregistered Securities

None.

Description of Registrant’s Securities

General

The following discussion summarizes the Company’s capital stock and describes certain provisions of its certificate of incorporation and bylaws.  The information in this section is a summary only and is qualified by reference to our certificate of incorporation and our bylaws.  Our authorized capital stock consists of 56,250,000 shares of common stock, par value $.01 per share, and 750,000 shares of preferred stock, par value $.01 per share.  As of April 5, 2012, we had 14,018,288 shares of common stock and 22,500 shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock currently issued and outstanding or that we may issue in the future. Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders.  Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders’ meeting.

Under Delaware General Corporation Law, cumulative voting for directors will be denied unless such provision is specifically set forth in a corporation’s certificate of incorporation.  We have not included a provision in our certificate of incorporation providing for cumulative voting for the election of directors.  Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present.  No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities.

Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of preferred stock currently issued and outstanding or that we may issue in the future.  All of the outstanding shares of common stock are fully paid and non-assessable.

Common Stock Purchase Warrants

There are currently outstanding warrants to purchase an aggregate of 1,663,699 shares of common stock at a weighted average exercise price of $4.20 per share.  Of these warrants, 17,230 expire on July 29, 2012, 123,563 expire on November 1, 2013, 1,052,357 expire on May 31, 2014, 420,529 expire June 15, 2016 and 50,000 expire June 17, 2016.

Convertible Preferred Stock

Series A $20 Convertible Preferred Stock.  At April 5, 2012, the Company had 9,500 shares of its Series A $20 Convertible Preferred Stock (the “Series A Preferred”) outstanding. Holders of the Series A Preferred are not entitled to receive any dividends, and have no voting rights unless otherwise required pursuant to Delaware law. Each share of the Series A Preferred may, at the option of the Company, be converted into the equivalent of one-fifth (1/5th) of a share of common stock at any time after (i) the closing bid price of the common stock is at least $2.00 for at least 20 trading days during any 30 consecutive trading day period, and (ii) the shares of common stock to be received on conversion have been registered or otherwise qualified for sale under applicable securities laws. The holders of the Series A Preferred have the right to convert each share into the equivalent of one-fifth (1/5th) of a share of common stock at any time. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.  In the event the Company enters into any consolidation, merger or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or other securities, each share of Series A Preferred will at the same time be similarly exchanged or changed into such consideration as is equal to four times the amount of consideration to be received for each share of common stock.

Series D $20 Convertible Preferred Stock.  At April 5, 2012, the Company had 13,000 shares of its Series D $20 Convertible Preferred Stock (the “Series D Preferred”) outstanding. Holders of the Series D Preferred are entitled to receive, out of funds of the company legally available, dividends at the annual rate of $1.80 per annum per share.

The Company may redeem the Series D Preferred upon not less than 30 days notice, in whole or in part, for an amount of $20 per share plus all accrued but unpaid dividends applicable to such share. After notice and prior to the expiration of the 30-day notice period, holders of the Series D Preferred will have the option to convert the Series D Preferred into common stock prior to the redemption. Each share of the Series D Preferred may, at the option of the Company, be converted into the number of shares of common stock as determined by dividing $20 plus any accrued and unpaid dividends on such share by $80 at any time after (i) the closing bid price of the common stock exceeds $200.00 for 20 consecutive trading days, and (ii) the Company has sustained positive earnings per share of common stock for the two previous fiscal quarters. The holders of the Series D Preferred have the right to convert each share at any time into the number of shares of common stock as determined by dividing $20 plus any accrued and unpaid dividends on such share by $80. The holders of the Series D Preferred are entitled to receive $20 per share plus any accrued and unpaid dividends on such share before the holders of common stock are entitled to receive any distribution.  In the event the Company enters into any consolidation, merger or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or other securities, each share of Series D Preferred will at the same time be similarly exchanged or changed into the aggregate amount of stock as would have been received had the holder converted such shares immediately prior to the transaction.

Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. The Company’s amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, its best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Company, no indemnification shall be made if such person is determined to be liable to the Company, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by the Company’s amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

The Company has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of the Company’s certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to the Company’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Financial Statements and Supplementary Data.

The financial statements are incorporated by reference from Item 9.01 of this Form 8-K.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

At the closing of the Merger, Integrated issued, or reserved for issuance, to the holders of iSatori’s common stock, and holders of equity instruments convertible into shares of iSatori’s common stock, an aggregate of approximately 8,410,973 shares of Integrated’s common stock.  The shares were issued in a private placement not involving a public offering under the Securities Act pursuant to Section 4(2) of the Securities Act or Rule 145 under the Securities Act. Integrated has not engaged in general solicitation or advertising with regard to the issuance of its shares of common stock and has not offered securities to the public in connection with this issuance

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the Merger Agreement, upon consummation of the Merger, William D. Breedlove and Frank Marlow resigned from the Board and Stephen Adelé was elected as a director by the remaining members of the Board.  Following the consummation of the merger and the expiration of the ten day period on April 26, 2012 required by Rule 14f-1 under the Exchange Act, Bradford Morgan and Todd Ordal, nominated by Stephen Adelé and reasonably consented to by the RENN Capital Group, Inc, were elected to the Board.

On February 17, 2012, the Company entered into an employment agreement with Stephen Adelé (the “Employment Agreement”) effective upon consummation of the Merger. Pursuant to the Employment Agreement, Mr. Adelé’s annual base salary is set at $225,000.  In addition, Mr. Adelé, is eligible to earn bonus based upon the financial performance of the Company above established hurdle rates. The term of the Employment Agreement is one year, commencing on April 5, 2012, and is renewable annually.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.10 and is incorporated herein by reference.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

As a result of the Merger described in Item 2.01, there was a change in control of the Company.  After giving effect to the issuance of shares in connection to the Merger Agreement, shareholders of Integrated own 40% of the Company.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

As a result of the merger described in Item 2.01, the Company ceased being a shell company. The disclosures contained in Item 2.01 of this Form 8-K are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On February 21, 2012, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired. The following financial statements of Integrated and iSatori are incorporated by reference herein:

The Financial Statements of iSatori beginning on page F-1 are incorporated by reference herein

(b) Pro Forma Financial Information. The following unaudited pro forma financial information is incorporated by reference herein:

The pro forma financial information beginning on page P-1 is incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of February 17, 2012, by and among Integrated Security Systems, Inc., iSatori Acquisition Corp. and iSatori Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 21, 2012).

2.2

Asset Purchase Agreement, dated as of December 17, 2012, by and among B&B Roadway and Security Solutions, L.L.C., B&B ARMR Corporation, and Integrated Security Solutions, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filing on December 20, 2010).

3.1

Amended and Restated Certificate of Incorporation of Integrated Security Systems, Inc. (incorporated by reference to Exhibit 3.1 to Integrated Security Solutions, Inc.’s Registration Statement on Form SB-2 (No. 333-122849) filed on April 8, 2005).

3.2

Certificate of Amendment to the Certificate of Incorporation of Integrated Security Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 1, 2011).

3.3	Certificate of Amendment to the Certificate of Incorporation of Integrated Security Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 11, 2011).
3.4	Amended and Restated Bylaws of Integrated Security Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 (No. 33-59870-FW)).
4.1	Specimen certificate for Common Stock of Integrated Security Systems, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (No. 33-59870-FW)).
4.2

Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-122849) filed on April 8, 2005).

4.3

Certificate of Designation, Preferences and Rights of Series D $20 Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-122849) filed on April 8, 2005).

4.4

Registration Rights Agreement, dated October 13, 2005, between Integrated Security Systems, Inc. and Renaissance US Growth Investment Trust PLC (incorporated by reference to Exhibit 4.1 the Current Report on Form 8-K filed on October 28, 2005).

4.5

Registration Rights Agreement, dated October 13, 2005, between Integrated Security Systems, Inc. and BFS US Special Opportunities Trust PLC (incorporated by reference to Exhibit 4.2 the Current Report on Form 8-K filed on October 28, 2005).

4.6

Registration Rights Agreement, dated December 14, 2005, between Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc (incorporated by reference to Exhibit 4.1 the Current Report on Form 8-K filed on December 16, 2005).

4.7

Investor Rights Agreement, dated as of April 5, 2012, by and among Integrated Security Systems, Inc., RENN Capital Group, Inc. and the investors listed on Schedule A thereto (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K filed on April 9, 2012).

10.1	Integrated Security Systems, Inc. 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 (No. 333-76558)).
10.2	Integrated Security Systems, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 (No. 333-163604)).
10.3	iSatori 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 9, 2012).
10.4

Manufacturing and Supply Agreement, dated as of March 11, 2011, by and between iSatori Technologies, Inc. and Arnet Pharmaceutical Corp. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on April 9, 2012).

10.5

Dietary Ingredient – Limited Exclusive License and Supply Agreement, dated as of August 1, 2006, by and between iSatori Technologies, Inc. and FHG Corporation d/b/a Integrity Nutraceuticals International, Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on April 9, 2012).

10.6

Purchasing Agreement #3833, dated as of December 14, 2007, by and between iSatori Technologies, Inc. and General Nutrition Corporation (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on April 9, 2012).

10.7

Purchasing Agreement #3512, dated as of December 14, 2007, by and between iSatori Technologies, Inc. and General Nutrition Corporation (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on April 9, 2012).

10.8

Loan and Security Agreement, dated as of June 17, 2011, by and between iSatori Technologies, Inc. and Avidbank Corporate Finance, a division of AvidBank (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on April 9, 2012).

10.9

Loan Agreement, dated as of July 15, 2011, by and between iSatori Technologies, Inc. and Breakwater Structured Growth Opportunities Fund, L.P. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on April 9, 2012).

10.10

Amended and Restated Executive Employment Agreement, dated as of February 17, 2012, by and between Integrated Security Systems, Inc. and Stephen Adelé (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on April 9, 2012).

21.1	Subsidiaries of Integrated Security Systems, Inc. (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed on April 9, 2012).
23.1	Consent of Hein & Associates LLP (incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K filed on April 9, 2012).
99.1	Press Release, dated April 6, 2012 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on April 9, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 3, 2012

INTEGRATED SECURITY SYSTEMS, INC.

By:	/s/ Stephen Adele
Name:	Stephen Adele
Title:	Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

iSatori Technologies, Inc. and iSatori Technologies, LLC

We have audited the accompanying consolidated balance sheets of iSatori Technologies, Inc. and iSatori Technologies, LLC and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iSatori Technologies, Inc. and iSatori Technologies, LLC and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note 15, in April 2012 iSatori Technologies, Inc. merged with Integrated Security Security Systems, Inc.

Hein & Associates LLP

Denver, Colorado

April 6, 2012

Consolidated Financial Statements and Related Footnotes

December 31, 2011 and 2010

iSatori Technologies, LLC and iSatori Technologies, Inc.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
Current Assets
Cash and cash equivalents	$364,608	$66,492
Accounts receivables
Trade, net of allowance for doubtful accounts	937,841	791,605
Income Tax Receivable	54,841	0
Note receivable – current portion	44,722	43,565
Inventories	757,250	680,416
Assets held for sale	168,474	168,474
Deferred tax asset, net	35,746	0
Prepaid expenses	119,147	47,946
Total current assets	$2,482,629	$1,798,498

Property and Equipment
Vehicles	67,135	67,135
Furniture and fixtures	50,304	48,312
Office equipment	32,131	32,131
Computer equipment	262,737	251,683
Dies and cylinders	49,422	44,238
Less accumulated depreciation	(324,257)	(244,107)

Total property and equipment	137,472	199,392

Note Receivable – net of current portion	81,714	126,435

Other Assets
Deferred tax asset, net	216,498	0
Deposits and other assets	37,257	62,483
Debt Issuance Costs	157,242	2,932
Deferred Offering Costs	141,826	15,500
Total other assets	552,823	80,915
Total assets	$3,254,638	$2,205,240

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
Liabilities and Member’s (Stockholder’s) Equity

Current Liabilities
Trade accounts payable	$695,775	$1,134,861
Accrued expenses	446,950	107,116
Line of credit, less debt discount	785,044	750,000
Current portion of vendor payables	1,000	94,184
Current portion of notes payable	489,352	261,281

Total current liabilities	$2,418,121	$2,347,442

Long-Term Liabilities
Vendor payables, less current portion	$0	$1,914
Notes payable, less current maturities and debt discounts	478,729	1,423
Other long-term liabilities	92,606	0

Total long-term liabilities	$571,335	$3,337

Commitments and contingencies (Note 7 & 8)

Member’s (Stockholder’s) Equity
Preferred Stock, $.01 par value, 5,000,000 Shares authorized, no shares issued	0	0
Common Stock, $.01 par value, 20,000,000 Shares authorized, 10,000,000 shares issued at 12/31/2011	100,000	0
Discount on Capital Stock arising upon Incorporation	(56,017)	0
Retained Earnings	221,199	0
Members Equity (deficit)	0	(145,539)
Total Member’s (Stockholder’s) Equity (deficit)	$265,182	$(145,539)
	$3,254,638	$2,205,240

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Consolidated Statements of Operations

December 31, 2011 and 2010

	2011	2010
Sales
Product sales (Net of returns and discounts)	$9,103,983	$4,827,859
Royalty Income	106,361	97,941
Other Revenues	247,791	70,523
Total Sales	9,458,135	4,996,323
Cost of Sales	3,255,702	2,548,633

Gross Profit	6,202,433	2,447,690

Operating Expenses
Selling and Marketing	3,071,918	755,413
Salaries and labor related expenses	1,656,990	1,332,192
Administration	549,332	502,574
Depreciation and amortization	82,334	84,218
Total Operating Expenses	5,360,574	2,674,397

Income (Loss) from Operations	841,859	(226,707)

Other Income (Expense)
Gain on forgiveness of accounts payable	0	151,136
Gain on sale of product lines	0	136,951
Other income (expense)	95,573	(9,205)
Financing expense	(394,144)	(41,760)
Interest income (expense)	(165,504)	(46,141)

Total Other Income (Expense)	(464,075)	190,981

Pre-Tax Income (Loss)	377,784	(35,726)
Income tax benefit	225,450	0
Net Income (Loss)	603,234	(35,726)

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Consolidated Statements of Stockholders’ Equity

December 31, 2011 and 2010

					Discount on
					Capital Stock			Total
	Preferred Stock		Common Stock		Arising upon	Retained	Member's	Stockholder's/
	Shares	Amount	Shares	Amount	Incorporation	Earnings	Equity	Members Equity
Balances, January 1, 2010							$(7,904)	$(7,904)
Share based compensation							$65	$65
Net income (loss)							$(35,726)	$(35,726)
Distributions							$(101,974)	$(101,974)
Balances, December 31, 2010							$(145,539)	$(145,539)
								$-
Net income attributable to LLC							$298,418	$298,418
Distributions							$(119,471)	$(119,471)
Issuance of shares upon incorporation			10,000,000	$100,000	$(66,592)		$(33,408)	$-
Share based compensation					$10,575			$10,575
Net income attributable to corporation						$304,816		$304,816
Member distributions						$(83,617)		$(83,617)
Balances, December 31, 2011	0	0	10,000,000	$100,000	$(56,017)	$221,199	$-	$265,182

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Consolidated Statements of Cash Flows

December 31, 2011 and 2010

	2011	2010
Operating Activities
Net income (loss)	603,234	(35,726)
Adjustments to reconcile net income(loss) to net cash from (use for operating activities
Depreciation and amortization	82,334	84,218
Amortization of debt discount	38,183	0
Amortization of debt issuance costs	7,060	0
Stock Compensation Expense	10,575	65
Bad debt expense	0	73,708
Proceeds from the sale of assets	0	4,779
Gain of forgiveness of Accounts Payable	0	151,136
Gain from the sale of Product Line	0	136,951
Provision for (benefit from) deferred income taxes	(252,244)	0
Change in assets and liabilities
Accounts receivable	(146,236)	157,491
Notes Receivable	43,565	(196,860)
Inventories	(76,833)	(256,053)
Prepaid expenses	(55,701)	92,844
Deposits and other assets	23,043	(56,621)
Accounts payable	(439,086)	(455,881)
Accrued expenses	455,034	34,580
Income Taxes	(54,841)	0

Net Cash from (used for) Operating Activities	238,087	(265,369)

Investing Activities
Purchase of property and equipment	(18,229)	(145,695)
Proceeds from the sale of Product Line	0	30,000

Net Cash from (used for) Investing Activities	(18,229)	(115,695)

Financing Activities
Repayment of notes payable	(121,377)	(12,335)
Repayment of term note	(12,704)	0
Repayment of vendor notes	(210,302)	0
Proceeds on line of credit	4,530,814	210,567
Repayment of line of credit	(4,494,043)	(22,335)
Proceeds from Notes Payable	850,000	250,000
Payment of Financing Costs	(154,310)	(2,932)
Deferred offering costs	(141,826)	(15,500)
Debt Discount for Derivative Instruments	(57,512)	0
Change in fair value of Derivative Instruments	92,606	0
Member distribution	(119,471)	(101,974)
Distributions to shareholder	(83,617)	0

Net Cash from Financing Activities	78,258	305,491
Net Change in Cash and Cash Equivalents	298,116	(75,573)
Cash and Cash Equivalents, Beginning of Year	66,492	142,065
Cash and Cash Equivalents, End of Year	364,608	66,492

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Summary of Significant Accounting Policies

Organization and Nature of Business

iSatori Technologies, LLC (the “Predecessor Company”) was formed under the laws of the State of Colorado on June 14, 2004.  On June 1, 2011, LS7 Products, LLC (d/b/a iSatori Global Technologies, LLC), a Colorado limited liability company and wholly owned subsidiary of the Predecessor Company (“LS7”), Eat-Smart, LLC a Colorado limited liability company and wholly owned subsidiary of the Predecessor Company (“Eat-Smart”), and Energize Solutions, LLC, a Colorado limited liability company and wholly owned subsidiary of the Predecessor Company (“Energize”), were merged with and into the Predecessor Company and Right Lane Publishing Inc., a Colorado subchapter S corporation and wholly owned subsidiary of the Predecessor Company (“Right Lane”), was distributed to Stephen Adele Enterprises, Inc., the Predecessor Company’s sole shareholder (collectively, the “Reorganizations”). On June 1, 2011, after consummation of the Reorganizations, the Predecessor Company converted to a corporation pursuant to the laws of the State of Colorado changing its name to iSatori Technologies, Inc. (the “Company”).  For purposes of these financial statements, references to the financial operations of the Company and the Predecessor Company are noted for the respective reporting periods as noted above. Unless otherwise specifically indicated, references to the “Company” (without further qualification) necessarily include both the Company and the Predecessor Company for all applicable accounting periods. Since there has been no change in the ownership of the business, the assets and the liabilities of the Predecessor Company have been recorded on the Company's financial statements at the same amounts at which they were reported on the financial statements of the Predecessor Company. All transactions between divisions and/or wholly owned subsidiaries of the Company or the Predecessor Company have been eliminated in the financial statements. In addition, per the operating agreement of the Predecessor Company, no member was to have been liable for the debts, liabilities or obligations of the Predecessor Company.

The Company is engaged in researching, designing, developing, contracting for the manufacture, marketing, selling and distributing of various nutritional and dietary supplement products for the general nutrition market. The “general nutrition market” may include such activities as body-building, physique enhancement (increase of lean body mass and decrease in fat mass) and enhanced athletic performance through increased strength and/or endurance and proper nutrition.

The Company does engage from time to time in funding of clinical studies with the objective of discovering new, efficacious products for the Company’s relevant market as well as providing necessary and appropriate substantiation for any claims which the Company may use in its marketing and advertising. The Company markets products which are under its control and which are in some way proprietary to the Company. Some of the Company’s products are the subject of trademarks owned by the Company.

The accompanying consolidated financial statements include the accounts of the Company and the Predecessor Company: LS7; Right Lane; Eat-Smart; and Energize for the respective reporting periods in question.

The Company sells and distributes its products worldwide. During 2011 and 2010, approximately 7.9% and 16.5%, respectively, of the Company’s and the Predecessor Company’s sales were exported outside the United States.

The Company sells and distributes its products through multiple channels of distribution. The direct market component of such sales in 2011 and 2010 was approximately 33.9% and 12.0%, respectively, of the Company’s and Predecessor Company’s total revenues. The Company also sells and distributes its products, on a wholesale price basis, to individual and chain retailer stores such as nutritional supplement stores and health clubs. Approximately 47.9% and 51.2%, respectively, of the Company’s and the Predecessor Company’s business in 2011 and 2010 was to this retailer channel of distribution. In 2011 and 2010, approximately 8.7% and 14.8%, respectively, of the Company’s and the Predecessor Company’s revenues were from its distributor channel, which includes five regional and national distributors.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 1 - Summary of Significant Accounting Policies

Basis of Presentation/Basis of Consolidation

The accompanying consolidated financial Statements have been prepared on an accrual basis of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”). The accompanying consolidated financial statements present the financial position and results of operations of the Company and  include the amounts of the Company as well as the Predecessor Company and all wholly owned subsidiaries. Accordingly, all significant intercompany transactions have been eliminated.

Financial Instruments

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Accordingly, cash and cash equivalents consist of petty cash, checking accounts and money market funds.

At December 31, 2011 and 2010, the financial instruments of the Company and the Predecessor Company consisted principally of cash and cash equivalents, receivables, accounts payable, certain accrued liabilities and long-term debt. The carrying amount of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The actual and estimated fair values, respectively, of the Company’s financial instruments are as follows:

	December 31, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$364,608	$364,608	$66,492	$66,492
Receivables	$937,841	$937,841	$791,605	$791,605
Accounts Payable	$695,775	$695,775	$1,134,861	$1,134,861
Long-term Debt	$571,335	$571,335	$3,337	$3,337

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Trade Receivables and Credit Policy

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment generally within 10-60 days from the invoice date. Accounts are considered delinquent when outstanding for more than 7 days past due date. The Company does not have a policy of accruing interest on past due accounts. Payments on trade receivables are applied as instructed per the customer, or to the earliest unpaid invoices. The carrying amount of the trade receivables is reduced by an amount that reflects management’s best estimate of the amounts that will not be collected. Receivables at each of the below respective periods consisted of the following:

	December 31, 2011		December 31, 2010
Trade Receivables		$902,222		$734,198
Other		$35,619		$91,010
Allowance for doubtful accounts	$	<0>	$	<33,603>
Totals		$937,841		$791,605

Inventory Valuation

Inventories of nutritional and dietary supplements are stated at lower of cost or market on a first-in, first-out (FIFO) basis as noted below:

	December 31, 2011	December 31, 2010
Labels and packaging	$81,251	$122,728
Finished goods	$675,999	$557,688
Totals	$757,250	$680,416

Notes Receivable

The Predecessor Company disposed of a dormant product line of vitamins in December, 2010. As part of the consideration in this divestiture, the Company received from the purchaser of this product line a secured note in the amount of $170,000. The current portion of this note receivable was recorded as of December 31, 2010. The remainder of the note is shown in note receivable – net of current portion for December 31, 2010 and 2011, respectively. This note is due to be repaid on or before March 2014. Interest accrues principally at an annual rate of 5%, based upon the initial $170,000 principal and is payable monthly. See Note 7, Sale of Product Line.

Property and Equipment

Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets, ranging from three to ten years. Maintenance and repairs are charged to expense when incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are thereafter removed from the respective accounts and any gain or loss is credited or charged to income. Depreciation expense for 2011 and 2010 totaled $80,150 and $56,123, respectively.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Other Assets and Intangible Assets

Other assets include intangible assets which are principally direct television advertising, websites, as well as deposits and are included in Deposits and other Assets.  The Predecessor Company and the Company periodically perform reviews of other assets including amortizable and tangible assets, for impairment purposes. Factors considered important that may trigger an impairment of assets review include, but are not necessarily limited to: significant changes in the manner of the use of its assets involving its strategy for its overall business; significant negative industry or economic trends; or underperforming business trends. These reviews may include an analysis of the Company’s current operations and capacity utilization in conjunction with an analysis of the markets in which the Company’s business is operating.

Intangible assets are discussed below. Amortization for financial accounting purposes is computed using the straight-line method over the estimated useful lives of the respective assets which range from three to ten years. Amortization for 2011 and 2010 totaled $2,184 and $25,467, respectively.

	Gross Carrying Value 2011		Gross Carrying Value 2010
Amortized intangible assets:
Website		$116,057		$116,057
Patents		$341		$341
Trademarks		$3,830		$3,830
TOTAL		$120,228		$120,228
Accumulated Amortization	$	<116,919>	$	<114,736>
TOTAL		$3,309		$5,492

For the years ended December 31:
2012		$2,184
2013		$1,109
2014		$16
2015		$0
2016		$0

Revenue Recognition

The Company operates predominantly as a wholesale-marketer distributing its dietary supplement products through traditional large retailers and electronic intermediaries via its “conversion funnel marketing” methodology. For all periods presented herein, the Predecessor Company and the Company complied with and adopted the appropriate standards regarding revenue recognition. Revenue from product sales is recognized upon transfer of title of the Company’s product. Net sales represent product sales less actual returns, allowances, discounts, and promotions. Sales to direct customers have an unconditional money back guarantee for thirty to sixty days after the date of purchase. Sales to several of the retail customers carry a “Sale or Return” Purchase agreement per contract, where if minimum sales thresholds are not met within required timeframe, the inventory will be returned to the Company for full credit.  Other retail customers receive a percentage discount from invoice to cover any customer returns or damages they may incur. Returns, allowances and discounts were $1,891,607 and $552,822 for the years ended December 31, 2011 and 2010 respectively.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

In addition, the Predecessor Company and the Company provide allowances for sales returns and doubtful accounts based upon estimated and known returns.  Product returns are recorded as a reduction of net revenues and as a reduction of the accounts receivable balance.

Cost of Sales

The Company purchases its products directly from third party manufacturers. The Company’s cost of sales include product costs, cost of warehousing and distribution. Included in the cost of sales are shipping and handling costs that are incurred by the Company.

Income Taxes

For the calendar year 2010 and for the five months ended May 31, 2011, the Predecessor Company operated as a limited liability company.  Accordingly, the Predecessor Company’s taxable income (or loss) was allocated to its sole member. Therefore, no provision or liability for income taxes have been included in the financial statements for these relevant periods.

However, on June 1, 2011, the Company converted to a corporation under the laws of the State of Colorado as of that date. Accordingly, the Company began to account for income taxes in accordance with the standards on income taxes. As prescribed by these standards, the Company utilizes the asset and liability method of accounting for income taxes. Under this asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. See Note 9, “Income Taxes”. For the year ended December 31, 2011, the Company will file a consolidated federal income tax return. For state income tax purposes, the Company will also file a consolidated return in the states requiring the filing of such returns.

The Company has adopted the provisions of Codification Topic 740-10, “Accounting for Income Taxes,” (previously Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”), as of June 1, 2011. The implementation of this standard had no impact on the financial statements.  As of both the date of adoption, and as of December 31, 2011, the unrecognized tax benefit accrual was zero.

Furthermore, since this is the Company’s initial tax year, there are no prior federal or state tax returns subject to examination.  Accordingly, the only taxable period subject to examination by federal and state taxing authorities is the current period ended December 31, 2011.

Vendor Allowances

The Company enters into arrangements with certain of its distributors, the most significant of which result in the Company realizing credit allowances to its distributors as rebates to them based upon arrangements with such vendors. As such, the Company enters into these arrangements through which it provides rebates typically based on volume discounts. Because a right of offset exists under these arrangements, such rebates realized under these arrangements are recorded as a reduction in the Company’s gross revenues and, correspondingly, the respective distributors’ accounts receivable balances on the Company’s balance sheet. The amount recorded as allowances was $10,881 for the years ended December 31, 2011 and $0 for the year ended December 31, 2010 for the Predecessor Company and the Company.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Leases

The Company leases its headquarter’s facility, comprising approximately 7,120 square feet, in Golden (metropolitan Denver), Colorado. The total rent expense for the year ended December 31, 2011 was $65,645 and $74,763 for 2010. The lease expires on September, 30, 2012. For the year ending December 31, 2012, future lease payments required under this lease will be $42,720. The Company also leases miscellaneous office equipment and an automobile. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases as applicable.

Fair Value Measurements

ASC 820-10 establishes a framework for measuring the fair value of assets and liabilities and requires additional disclosure about fair value measurements.  ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal (or most advantageous market) for the asset or liability in than orderly transaction between market participants at the measure date.

The Company has a number of recurring financial instruments, including cash, receivables, inventory, payables and debt obligations.  None of these instruments are held for trading purposes.  The Company estimates that the fair value of these financial instruments does not materially differ from the respective reported balance sheet amounts.

Accordingly, the adoption of ASC 820-10 has not had a material impact on the Company’s financial statements and disclosures.

Deferred Financing Fees

Costs incurred in connection with the Company’s line of credit issued in July, 2011 and in connection with the Company’s subordinated mezzanine debt, also incurred in July, 2011, are being amortized over the term of their respective debt repayment periods. Accumulated amortization for both of the aforementioned indebtedness for the Company totaled as of December 31, 2011 was $32,483.

Marketing

The Company expenses all production costs related to advertising costs as they are incurred, including print and television when the advertisement has be broadcast or otherwise distributed.  The Company records website costs related to its direct-to-consumer advertisements in accordance with FASB ASC 340-20 “Capitalized Advertising Costs”.  In accordance with FASB ASC 340-20, direct response advertising costs incurred should be reported as assets and should be amortized over the estimated period of the benefits, based on the proportion of current period revenue from the advertisements to probable future revenue. As of December 31, 2011 and 2010, the Company had deferred $25,488 and $47,335 respectively, related to such advertising costs. This amount is included in Deposits and other assets and is being amortized over a three year period. In 2011 and 2010, marketing expenses totaled $2,450,464 and $538,820, respectively.

Research and Development Costs

Research and development costs are expensed when incurred. Research and development costs of $13,289 and $10,250 for December 31, 2011 and 2010, respectively, are included in selling and marketing expense.

Distribution, Shipping and Handling Costs

Shipping costs on purchases and shipping and handling fees related to sales charged to customers are both included in cost of sales. Shipping and handling costs reimbursed by customers are reflected in other revenues.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Insurance

The Company has procured insurance for such areas as: (1) general liability; (2) product liability; and (3) property insurance. The Company is not insured for certain property and casualty risks due to the frequency and severity of such losses, the cost of insurance and the overall risk analysis performed by the Company.

As part of its medical benefits program, the Company contracts with a national service organizer to provide benefits to its employees for all medical, dental, vision and prescription drug services.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and trade accounts receivables. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer bases and their dispersion across different geographic locations.

The Company maintains cash balances at one financial institution located in Colorado and one in California. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account. At times during the year, the Company’s bank balances have exceeded the FDIC limit. Management believes the risk of loss at such institutions to be minimal.

Customers whose revenue balance exceeds 10% of the account balance are disclosed below with corresponding accounts receivable balance outstanding at year end.

	2011		2010
Customer	% of Revenues	A/R balance	% of Revenues	A/R balance

A	26%	45%	16%	31%
B	12%	9%	11%	21%
C	7%	11%	13%	7%

Vendors whose purchase balance exceeds 10% of the inventory purchases are disclosed below with corresponding accounts payable balance outstanding at year end.

	2011		2010
Vendor	% of Purchases	A/P balance	% of Purchases	A/P balance

A	47%	33%	2%	5%
B	16%	4%	57%	49%
C	16%	17%	5%	4%

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (ASC 2011-04), an update to ASC Topic 820, “ Fair Value Measurements and Disclosures.” This update amends current guidance to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. The update also includes instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. ASC Update 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The adoption of ASC Update 2011-04 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 2 - Notes Payable

Notes payable consist of the following:

Calendar Years Ending December 31:	2011		2010
Note obligation dated December 31, 2005 with 72 monthly payments including interest at 1.90% per annum beginning February 15, 2006. The note is secured by a vehicle.		$0		$12,704
Various vendor notes payable with beginning dates in December 2010 and interest rates ranging from 2% to 9%. Notes are due in balloon payments from December 2011 through January 2012.		$1,000		$96,098
Less current maturities	$	<1,000>	$	<105,465>
Totals:		$0		$3,337

See Note 12 for Schedule of future Maturities.

Note 3 - Endorsement / Spokesperson / Consulting Agreements

The Company is obligated under various endorsement, spokesperson and consulting agreements with varying terms ranging from one to three years. These endorsers, spokespersons and consultants are generally paid a monthly fee for their services, including promotion and marketing activities per the agreements. All of these agreements may be terminated by either party upon breach or default in the terms of the agreements. The Company expensed $71,426 and $41,329 under these agreements in 2011 and 2010, respectively.

Note 4 - Retirement Plan

Eligible employees may enroll in an entity-sponsored 401(k) plan. New enrollees are able to join the plan in the calendar quarter in which they become eligible. The Company may also make a match at its discretion. During calendar years 2011 and 2010, there were no matches under this plan made by the Company.

Note 5 - Gain on Forgiveness of Accounts Payable

During December, 2010, the Company entered into settlement agreements with certain vendors for amounts due for less than their respective outstanding balances. As a result of these modifications, the Company recorded a total gain on the forgiveness of accounts payable of $151,136 for the year ended December 31, 2010.

Note 6 - Sale of Product Line

In December, 2010, the Predecessor Company sold a dormant vitamin product line to an unrelated third party.  The product line was sold for $200,000, which consisted of $30,000 initially received in cash, and a note receivable for $170,000, due over a three year period. The sale consisted in part of transferring $63,049 of inventory transferred to the buyer plus related intangible assets such as trademarks, and recognizing a gain on the sale of the product line of $136,951.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

In December, 2011, the Company entered into an agreement to sell a dormant children’s vitamin product line to an unrelated third party. The Company received a nonrefundable payment of $300,000 in December 2011, inconsideration of the time and expense to be incurred by the buyer in conducting due diligence on the product line and granting the buyer an exclusivity period through January 31, 2012.  The Company recognized $100,000 of the nonrefundable payment as other income in 2011, representing the Company’s estimate of the portion of assistance and data provided to the buyer in 2011.  The remaining $200,000 was deferred and is included in the accrued expenses in the accompanying December 31, 2011 balance sheet.  The sale was consummated in January, 2012, which resulted in a $299,525 gain on the sale to the Company.

Note 7 - Contingencies

In accordance with the standards on contingencies, the Company accrues a loss contingency if it is probable and can reasonably be estimated or a liability has been incurred at the date of the financial statements. If both of these conditions are not met, or if an exposure to loss exists in excess of the amount accrued, disclosure of the contingency shall be made when there is at least a reasonable possibility that a loss or an additional loss may have been incurred. The Company is exposed to legal claims encountered in the normal course of business. See Note 8, “Litigation”. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company.

Note 8 - Litigation

The Company is engaged in various legal actions, claims and proceedings arising in the normal course of business, including claims related to breach of contracts, product liabilities and intellectual property matters resulting from the Company’s business activities. As with most actions such as these, an estimation of any possible and/or ultimate liability cannot always be determined. The Company continues to assess the requirements to account for additional contingencies in accordance with the standard on contingencies. If the Company is required to make a payment in connection with an adverse outcome in these matters, it could have a material impact on this financial condition and operating results.

As a marketer and distributor of nutritional dietary supplements and other consumer products that are ingested by consumers, the Company has been and is currently subjected to various product liability claims. Although the effects of these claims to date have not been material to the Company, it is possible that current and future commercial and product liability claims could have a material adverse impact on its business or financial condition.

The Company may incur material products liability claims which could increase its costs and adversely affect its reputation, revenues and operating income.

The following summaries highlight the current status of certain material commercial litigation in which the Company is involved.

Protica, Inc., a former manufacturer of products for the Company, sued the Predecessor Company for an alleged debt in the approximate amount of $384,000 and also unspecified damages for an alleged breach of an exclusive manufacturing agreement. The Predecessor Company has filed counterclaims alleging that the manufacturer breached the parties' agreement and the warranties implied therein and fraudulently concealed damage to the product manufactured for it resulting in an FDA recall of its product and loss of a significant portion of its commercial market. The Predecessor Company seeks an unspecified amount of direct damages, punitive damages, and attorneys' fees. The Company and Protica, Inc. have engaged in preliminary settlement negotiations.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Berlin Packaging, LLC, (“Berlin”) a former packaging firm retained by the Company, sued it for failure to pay an approximate amount of $75,000. The Predecessor Company counterclaimed on the basis of negligent packaging performed by Berlin Packaging which ultimately led to damages including, but not limited to, the denial of inclusion of its products by 7-Eleven Corporation of Dallas, Texas. The case is referred to as Berlin Packaging, LLC v. iSatori Technologies, LLC, Case No. 2010L013570, filed in Cook County, Illinois State Court. The Company and Berlin Packaging, LLC agreed to settle the dispute pursuant to a settlement agreement (the “Settlement Agreement”) dated January 26, 2012 for approximately $36,000.The Company and Berlin are performing under the Settlement Agreement as of this date.

Jeffrey Grube brought a class action lawsuit against three companies, including the Company, based on the defendants' alleged marketing, distribution, or sales of products purporting to contain human chorionic gonadotropin ("hCG") or a natural hCG alternative. Grube claims that the defendants engaged in deceptive trade practices in violation of numerous state consumer protection laws, breached express warranties, and were unjustly enriched. The Company has also recently received a letter from GNC Corp., demanding the Company indemnify GNC Corp. pursuant to a distribution agreement between the Company and GNC Corp. The Company is evaluating its responsibility under this letter to GNC Corp. The action has been legally stayed pending possible consolidation with other hCG litigation as of this date.

Jerry Aviles brought a class action complaint against the Company relating to its product, ISA- TEST. Aviles alleges the Company violated the California Consumer Legal Remedies Act and engaged in unfair or deceptive business practice and false advertising in violation of the California Business and Professions Code.

The Company received a demand letter (the "Letter"), dated November 14, 2011, from the law firm of Milstein, Adelman LLP, claiming the Company's sale of its hCG Activator Natural hCG Alternative (the "Product") violated the California Consumer Legal Remedies Act and certain other provisions of California State Law. The Letter demanded the Company: (i) substantiate its advertising claims with respect to the Product; (ii) change its advertising with respect to the Product; (iii) recall the Product; (iv) identify all purchasers of the product; and (v) establish a fund for the providing for a full refund for all purchasers of the Product. The Company responded to the Letter on December 23, 2011 declining its request to engage in settlement negotiations or otherwise institute a recall of the Product. The Company received a response letter from Milstein Adelman LLP dated February 10, 2012. No formal litigation has been initiated against the Company as of this date.

The Company received a demand letter (the “Second Letter”), dated February 17, 2012, from the Breeden Law firm, claiming the Company’s sale of its African Mango Super Fruit™ diet product, (the “Mango Product”) violated the California Consumer Legal Remedies Act and certain other provisions of California State law. The Second Letter demanded the Company: (i) substantiate its advertising claims with respect to the Mango Product; (ii) change its advertising with respect to the Mango Product; (iii) recall the Mango Product; (iv) identify all purchasers of the Mango Product; and (v) establish a fund for the providing for a full refund for all purchasers of the Mango Product. No formal litigation has been initiated against the Company as of this date.  On March 23, 2012, the Company received a letter from Vitamin World, Inc. (“Vitamin World”) requesting the Company indemnify Vitamin World for similar claims brought against it by the Breeden Law Firm concerning African Mango Product sold by Vitamin World.

Note 9 - Income Taxes

As noted above, the Predecessor Company converted from a limited liability company to a corporation on June 1, 2011. For calendar year 2010 and for the five months ending May 31, 2011, the taxable income (or loss) of the Predecessor Company, a limited liability company, was allocated to its sole member. Therefore, no provision or liability for income taxes has been included in these financial statements for these relevant periods when the Predecessor Company was in existence. As a result of the June 1, 2011 conversion, on that date the Company recorded a net deferred tax asset of $274,489, by a credit to income tax expense, for temporary differences between financial reporting and the income tax basis of the existing assets and liabilities at that date.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Income tax provision for the periods December 31, 2011 and 2010 consists of the following:

	2011	2010
Current tax expense (benefit)	$26,794	$-
Deferred tax expense (benefit):
Effect of change in tax status	(274,489)	-
Change in net deferred tax asset	22,245	-
Deferred tax benefit	(252,244)
Total income tax expense (benefit)	(225,450)	-

The reconciliation of the results of applying the Company’s effective statutory federal income tax rate of 35% for December 31, 2011 and 2010 to the Company’s income before taxes and the Company’s provision for income taxes is as follows:

	2011	2010
Federal Income Taxes	35.0%	-35.0%
State Income Taxes	3.0%	-3.0%
Permanent Items	5.1%
Foreign tax credit, net of credit	1.3%
Effect of change in tax status	-72.7%
Nontaxable (income) loss of LLC	-30.1%	38.0%
Tax bracket rate and other	-1.4%
	-59.8%	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consisted of the following as of December 31, 2011 and June 1, 2011(the date the Predecessor Company converted from a limited liability company to a corporation):

	12/31/2011	6/1/2011
Inventory	$13,552	$11,540
Goodwill and other intangibles	257,499	281,498
Allowance for Sales Returns	19,199	29,510
Allowance for Doubtful Accounts	-	12,772
Change in FV of derivatives	12,683	-
Other	-	-
Deferred Tax Assets	$302,933	$335,320

Property & Equipment	$(41,001)	$(46,299)
Prepaid Expenses	(9,688)	(14,532)
Other	-	-
Deferred Tax Liabilities	$(50,689)	$(60,831)

Net Deferred Tax Assets	$252,244	$274,489

The Company will file a consolidated federal tax return and various consolidated and separate tax returns as prescribed by the tax laws of the state and local jurisdictions in which it and its subsidiaries operate. The Company believes that it appropriately reserved for any potential federal and state income tax exposures as of December 31, 2011.

At December 31, 2011, management believes there are no unrecognized tax liabilities.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 10 - Stockholder’s Equity

At December 31, 2011, there were 10,000,000 shares of common stock, par value $.01 per share, outstanding. All of the Company’s outstanding stock was owned by Stephen Adele Enterprises, Inc. at December 31, 2011.

Warrant Grants

As of December 31, 2011, there were common stock warrants outstanding to purchase aggregate shares of common stock pursuant to the warrant grants described below. On November 1, 2010, the Company issued warrants to purchase 150,000 shares of the common stock of the Company to Transition Partners, Limited with a nominal exercise price per share in connection with a consulting services agreement. These warrants were subject to a conditional vesting schedule, in one-third increments.  As of December 31, 2010, the first 50,000 of these warrants were fully vested and were due to expire on November 1, 2013. On June 17, 2011, the second 50,000 of these warrants were fully vested and due to expire on November 1, 2013.

On June 17, 2011 the Company also issued warrants to purchase 50,000 shares of the common stock of the Company to AVIDBank Corporate Finance, a division of AVIDBank, with an exercise price equal to one-hundredth of a dollar in connection with the $1.0 million revolving line of credit arrangement (See Note 11, Revolving Lines of Credit and Related Interest).  These warrants are fully vested and expire on June 17, 2016.

On July 15, 2011 the Company also issued warrants to purchase 3% of fully diluted shares of the common stock of the Company to Breakwater Structured Growth Opportunity Fund, L.P., with an imputed exercise price equal to approximately one-hundredth of a dollar in connection with the $1.025 million subordinated mezzanine loan arrangement (See Note 12, Long Term Indebtedness and Interest).  These warrants are fully vested and expire on June 15, 2016.

Included in the aforementioned Breakwater warrant, was an obligation by the Company to, among other things, honor an irrevocable put right through which the Company agreed to purchase up to the 3% of fully diluted shares of its common stock underlying the warrant, which expires on July 15, 2016 (See Note 12, Long Term Indebtedness and Interest).

The value of these various warrants and the aforementioned put right have been measured utilizing the Black-Scholes model as of December 31, 2010, June 30, 2011 and again at December 31, 2011.  The assumptions used in this valuation included:  (a) risk-free interest rate ranging from 0.25%-1.76% based on duration, (b) weighted average expected terms ranging from 1.83 years to 5 years; (c) weighted average expected stock volatility 45.7 % and (d) expected dividends of 0%.  This valuation resulted in a fourth quarter 2010 charge of $65, a second quarter 2011 charge of $2,111, and a fourth quarter 2011 charge of $41,831 included in the Statement of Operations.

Note  11 - Revolving Lines of Credit and Related Interest

On June 17, 2011, the Company entered into a $1.0 million revolving line of credit with a lender, with interest due monthly at the rate equal to prime plus 1.25% with a floor of 7.0%. The line of credit was collateralized by the Company’s accounts receivable, inventory, contract rights and general intangibles. The Company’s line of credit agreement contains certain restrictive covenants including the prohibition of the payment of distributions to members or stockholders other than for the payment of income taxes and certain affirmative covenants including maintenance of certain financial ratios related to its financial performance as defined in the line of credit agreement. As of December 31, 2011, the Company failed to meet its Minimum Net Income Covenant for the 4th quarter. Subsequently a waiver has been obtained. At December 31, 2011 advances of $786,771 were outstanding under the credit agreement. The balance sheet amount of $785,046 is net of the discount related to the warrants.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

However, in December, 2008, the Predecessor Company entered into a $1.0 million revolving line of credit with a lender, with interest due monthly at the rate equal to the prime rate plus 1.25% with a floor of 5.5%. In April, 2010, this line was renewed with a reduced borrowing base of $750,000 with principal and accrued interest due in full on June 5, 2011. That line of credit was collateralized by the Predecessor Company’s accounts receivable, inventory, contract rights and general intangibles. The Company’s line of credit agreement also contained certain restrictive covenants including the prohibition of the payment of distributions to members other than for the payment of income taxes and certain affirmative covenants including maintenance of certain financial ratios related to equity as defined in the agreement. As of December 31, 2010, the Predecessor Company was not in compliance with these covenants but received a temporary waiver from the lender. That lender continued to monitor the financial activity of the Predecessor Company to determine the best course of action subsequent to December 31, 2010. Subsequently, the Predecessor Company and the lender agreed that the Predecessor Company was in compliance with these covenants. As of December 31, 2010, advances of $750,000 were outstanding under this credit agreement. This Predecessor Company revolving line of credit agreement (which was entered into in December, 2008) was succeeded by the aforementioned Company revolving line of credit agreement which was entered into in July, 2011, as discussed above.

Note  12 - Long Term Indebtedness and Interest

In October, 2010, the Company entered into a $250,000 long term debt arrangement (the “Note”) with an unrelated private investor, with interest due monthly at the rate equal to 10%. The principal amount of the Note was required by the Predecessor Company to be repaid in full on its first anniversary. However, at that time, if the Predecessor Company had not entered into a satisfactory subsequent financing arrangement, in the sole discretion of the investor, the $250,000 Note could be immediately called and would be due and payable. The holder of the Note had the option to then either convert the Note into a three-year term loan or convert the Note into shares of common stock in the Predecessor Company. The holder of the Note had 15 months from the first anniversary of the making of the Note to make this decision, that is, until December 31, 2012. Subsequently, in February, 2012, the Note holder agreed that all previous new financing contingencies had been met and consented to convert the Note into shares of common stock of the Company in complete and total satisfaction of the Note. The Note was subordinated to the Company’s primary 2011 revolving line of credit facility. See Note 14, “Revolving Lines of Credit and Related Indebtedness”. It was also subordinated to the Company’s July, 2011 long term debt arrangement. See below discussion. At December 31, 2011 and 2010, interest payments of $25,000 and $4,167, respectively, had been made by the Predecessor Company and the Company to the Note holder.

On July 15, 2011, the Company entered into a $1,025,000 subordinated mezzanine loan (the “Mezzanine Loan”) with a maturity date of three years. Interest is due monthly at the rate equal to 12%. In addition, the net proceeds received by the Company from this Mezzanine Loan was $850,000, giving effect to the original issue discount (“OID”) required by the lender. This Mezzanine Loan is subordinated to the revolving line of credit currently outstanding between that creditor and the Company. See Note 11, “Revolving Lines of Credit and Related Indebtedness”. However, as it is subordinated debt, it is residually collateralized by the Company’s accounts receivable, inventory, contract rights and general intangibles. This Mezzanine Loan also contains certain restrictive covenants and certain affirmative covenants including the maintenance of certain financial ratios related to the Company’s financial performance as defined in the agreement and the adherence by the Company to the financial covenants contained in its currently outstanding revolving line of credit arrangement. As of December 31, 2011, the Company was in compliance with all of these covenants. At December 31, 2011, the Company had made payments of $121,377 (including taking into account the OID discount under this arrangement).

Maturities of Long Term Indebtedness and Interest are as follows: for the year ended December 31:	$ Amount
2012	$1,275,396
2013	$259,484
2014	$219,245
Totals:	$1,754,125

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note  13 - Fair Value Measurements and Disclosures

The Company follows ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements.  The statement establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:  Quoted prices are available in active markets for identical assets or liabilities.

Level 2:  Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3:  Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

ASC 820 requires financial assets and liabilities to be classified based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following table represents the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2011 by level within the fair value hierarchy:

	2011			2010
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Warrant Derivative Liability	$-	$-	$92,606	$-	$-	$-
Beginning of Year	-	-	-	-	-	-
Additions	-	-	59,239	-	-	-
Deletions	-	-	-	-	-	-
Revisions	-	-	33,367	-	-	-
End of Year	$-	$-	$92,606	$-	$-	$-

Note  14 - Supplemental Cash Flow Information

The Company remitted cash payments for federal and state income taxes of $71,000 for the period from June 1, 2011 through December 31, 2011. In addition, the Company remitted cash payments for interest expense related to outstanding debt of $171,853 and $57,259 for the years ended December 31, 2011 and 2010.

The Company converted $115,204 and $96,098 of vendor payables into notes payable during the years ended December 31, 2011 and 2010.

The Company sold a dormant vitamin product line for $200,000, $170,000 of which was recorded as a note receivable.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note  15 - Subsequent Events

As mentioned in Note 8 – Litigation, in January 2012, iSatori and Berlin Packaging agreed to settle the dispute pursuant to a settlement agreement (the “Settlement Agreement”) dated January 26, 2012. The amount due to Berlin under the Settlement Agreement has been reflecting in accounts payable in the December 31, 2011 balance sheet. The Company and Berlin are performing under the Settlement Agreement as of this date.

As stated in Note 12 – Long Term Indebtedness and Interest, in February, 2012, the Note holder of the long term debt arrangement (the “Note”) with an unrelated private investor agreed that all previous new financing contingencies had been met and consented to convert the Note into shares of common stock of the Company in complete and total satisfaction of the Note.

Effective February 16, 2012, the Company issued options to purchase 1,233,129 shares of the Company’s common stock to eight  management employees with an initial exercise price of $0.38 per share and which contain various vesting schedules and expiration dates. Upon completion of the merger referred to below, the total number of options to purchase such shares was reduced to 823,755 and the per share exercise price was correspondingly adjusted to $0.574 per share in accordance with the terms of the Merger Agreement.

On April 5, 2012, Integrated Security Systems, Inc. (“Integrated”) and iSatori Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Integrated (“Merger Sub”), consummated a merger (the “Merger”) with iSatori Technologies, Inc., a Colorado corporation (“iSatori”), pursuant to a Merger Agreement, dated as of February 17, 2012, by and among Integrated, Merger Sub and iSatori (the “Merger Agreement”). Pursuant to the Merger Agreement, iSatori was merged with and into Merger Sub with iSatori surviving as a wholly-owned subsidiary of Integrated.

Pursuant to the Merger, iSatori issued dividends to a shareholder between February 18, 2012 and April 6, 2012 in an aggregate amount of $335,000.

Upon completion of the Merger, the $1,025,000 subordinated mezzanine loan (See Note 12, Long Term Indebtedness and Interest), was paid in full.  As part of the transaction, an additional amount was paid to remove the put right in conjunction with the warrant to purchase 3% of the fully diluted shares of the common stock of the Company (See Note 10 – Stockholder’s Equity). In addition, the Company increased the number of shares subject to the Breakwater warrant to 3% of the total outstanding shares existing at the time of the merger.

Upon completion of the Merger, the final third of  the warrants to purchase 150,000 shares of common stock of the company issued to Transition Partners, Limited  vested and the per share exercise price for all of the warrants was fixed at $0.57 per share (See Note 10 – Stockholder’s Equity). In addition, the expiration of the warrants was extended to July 31, 2015.

Upon completion of the Merger, the holders of iSatori’s common stock, and holders of equity instruments convertible into shares of iSatori’s common stock, received, or will receive upon the exercise of such convertible instruments, an aggregate of approximately 8,410,973 shares of Integrated’s common stock.

Condensed Consolidated Financial Statements and Related Footnotes

March 31, 2012 and 2011

iSatori Technologies, Inc. and iSatori Technologies, LLC.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Balance Sheets

(Unaudited)

March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
Current Assets
Cash and cash equivalents	$873,673	$364,608
Accounts receivables
Trade, net of allowance for doubtful accounts	1,101,759	937,841
Income Tax Receivable	7,183	54,841
Note receivable – current portion	42,047	44,722
Inventories	868,275	757,250
Assets held for sale	-	168,474
Deferred tax asset, net	35,746	35,746
Prepaid expenses	52,869	119,147
Total current assets	$2,981,552	$2,482,629

Property and Equipment
Vehicles	-	67,135
Furniture and fixtures	55,029	50,304
Office equipment	32,130	32,131
Computer equipment	265,533	262,737
Dies and cylinders	49,422	49,422
Less accumulated depreciation	(274,404)	(324,257)

Total property and equipment	127,710	137,472

Note Receivable – net of current portion	81,714	81,714

Other Assets
Deferred tax asset, net	216,498	216,498
Deposits and other assets	31,249	37,257
Debt Issuance Costs	122,438	157,242
Deferred Offering Costs	335,027	141,826
Total other assets	705,212	552,823
Total assets	$3,896,188	$3,254,638

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Balance Sheets

(Unaudited)

March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
Liabilities and Stockholder’s Equity

Current Liabilities
Trade accounts payable	$828,939	$695,775
Accrued expenses	383,772	446,950
Line of credit, less debt discount	951,780	785,044
Current portion of vendor payables	-	1,000
Current portion of notes payable	254,970	489,352

Total current liabilities	$2,419,461	$2,418,121

Long-Term Liabilities
Vendor payables, less current portion	-	-
Notes payable, less current maturities and debt discounts	410,419	478,729
Other long-term liabilities	109,327	92,606

Total long-term liabilities	$519,746	$571,335

Stockholder’s Equity
Preferred Stock, $.01 par value, 5,000,000 Shares authorized, no shares issued	-	-
Common Stock, $.01 par value, 20,000,000 Shares authorized, 10,493,252 shares issued and outstanding at 03/31/2012	104,933	100,000
Additional Paid-In-Capital	259,416	-
Discount on Capital Stock arising upon Incorporation	-	(56,017)
Retained Earnings	592,632	221,199

Total Stockholder’s Equity	$956,981	$265,182
	$3,896,188	$3,254,638

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Statements of Operations

(Unaudited)

March 31, 2012 and December 31, 2011

	March 31, 2012	March 31, 2011
Sales
Product sales (Net of returns and discounts)	$2,445,407	$1,685,130
Royalty Income	30,581	26,499
Other Revenues	23,729	25,632
Total Sales	2,499,717	1,737,261
Cost of Sales	951,028	638,026

Gross Profit	1,548,689	1,099,235

Operating Expenses
Selling and Marketing	473,679	264,530
Salaries and labor related expenses	480,536	364,747
Administration	279,796	95,783
Depreciation and amortization	17,828	23,230
Total Operating Expenses	1,251,839	748,290

Income from Operations	296,850	350,945

Other Income (Expense)
Gain on sale of product lines	499,525	-
Other income (expense)	641	(2,184)
Financing expense	(50,602)	(8,434)
Interest expense	(78,810)	(19,140)

Total Other Income (Expense)	370,753	(29,758)

Pre-Tax Income	667,603	321,187
Income tax expense	(254,734)	-
Net Income	$412,869	$321,187

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

March 31, 2012 and 2011

	March 31, 2012	March 31, 2011
Operating Activities
Net income	$412,869	$321,187
Adjustments to reconcile net income to net cash from (used) for operating activities
Depreciation and amortization	17,828	23,230
Amortization of debt discount	3,325	-
Amortization of debt issuance costs	34,804	-
Stock Compensation Expense	70,365	-
Change in fair value of Derivative Instruments	16,721	-
Gain from the sale of Product Line	(499,525)	-
Change in assets and liabilities
Accounts receivable	(163,918)	(89,731)
Notes Receivable	2,673	20,000
Inventories	(111,026)	28,610
Prepaid expenses	66,279	(189,628)
Deposits and other assets	5,462	6,658
Accounts payable	101,162	(184,208)
Accrued expenses	(56,864)	244,432
Income Taxes	254,734	-

Net Cash from (used for) Operating Activities	154,890	180,550

Investing Activities
Purchase of property and equipment	(7,520)	(1,992)
Proceeds from the sale of Product Line	500,000	-

Net Cash from (used for) Investing Activities	492,480	(1,992)

Financing Activities
Repayment of notes payable	(54,290)	(2,909)
Issuance of vendor note	-	9,000
Repayment of vendor notes	(1,000)	(41,775)
Proceeds on line of credit	1,980,481	-
Repayment of line of credit	(1,828,858)	-
Payment of financing costs	-	1,759
Deferred offering costs	(193,201)	-
Member distribution	-	(83,168)
Distributions to shareholder	(41,436)	-

Net Cash from Financing Activities	(138,304)	(117,093)
Net Change in Cash and Cash Equivalents	509,065	61,465
Cash and Cash Equivalents, Beginning of Period	364,608	66,492
Cash and Cash Equivalents, End of Period	$873,673	$127,957

Supplemental Disclosure of Cash Flow Information	March 31, 2012	March 31, 2011
Cash Paid for Interest:	$63,394	$19,078
Non-Cash Transactions:	-	-
Conversion of Notes Payable to Common Stock	250,000	-
Conversion of Accounts Payable to Notes Payable	$-	$115,204

The accompanying notes are an integral part of these consolidated financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Business

iSatori Technologies, LLC (the “Predecessor Company”) was formed under the laws of the State of Colorado on June 14, 2004.  On June 1, 2011, LS7 Products, LLC (d/b/a iSatori Global Technologies, LLC), a Colorado limited liability company and wholly owned subsidiary of the Predecessor Company (“LS7”), Eat-Smart, LLC a Colorado limited liability company and wholly owned subsidiary of the Predecessor Company (“Eat-Smart”), and Energize Solutions, LLC, a Colorado limited liability company and wholly owned subsidiary of the Predecessor Company (“Energize”), were merged with and into the Predecessor Company and Right Lane Publishing Inc., a Colorado subchapter S corporation and wholly owned subsidiary of the Predecessor Company (“Right Lane”), was distributed to Stephen Adele Enterprises, Inc., the Predecessor Company’s sole shareholder (collectively, the “Reorganizations”). On June 1, 2011, after consummation of the Reorganizations, the Predecessor Company converted to a corporation pursuant to the laws of the State of Colorado changing its name to iSatori Technologies, Inc. (the “Company”).  For purposes of these financial statements, references to the financial operations of the Company and the Predecessor Company are noted for the respective reporting periods as noted above. Unless otherwise specifically indicated, references to the “Company” (without further qualification) necessarily include both the Company and the Predecessor Company for all applicable accounting periods. Since there has been no change in the ownership of the business, the assets and the liabilities of the Predecessor Company have been recorded on the Company's financial statements at the same amounts at which they were reported on the financial statements of the Predecessor Company. All transactions between divisions and/or wholly owned subsidiaries of the Company or the Predecessor Company have been eliminated in the financial statements. In addition, per the operating agreement of the Predecessor Company, no member was to have been liable for the debts, liabilities or obligations of the Predecessor Company.

The Company is engaged in researching, designing, developing, contracting for the manufacture, marketing, selling and distributing of various nutritional and dietary supplement products for the general nutrition market. The “general nutrition market” may include such activities as body-building, physique enhancement (increase of lean body mass and decrease in fat mass) and enhanced athletic performance through increased strength and/or endurance and proper nutrition.

The Company does engage from time to time in funding of clinical studies with the objective of discovering new, efficacious products for the Company’s relevant market as well as providing necessary and appropriate substantiation for any claims which the Company may use in its marketing and advertising. The Company markets products which are under its control and which are in some way proprietary to the Company. Some of the Company’s products are the subject of trademarks owned by the Company.

The accompanying consolidated financial statements include the accounts of the Company and the Predecessor Company: LS7; Right Lane; Eat-Smart; and Energize for the respective reporting periods in question.

Note 1 - Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying interim condensed consolidated financial statements have been prepared in accordance with our accounting practices described in our audited consolidated financial statements for the year ended December 31, 2011, and are unaudited. The unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2011. The accompanying interim condensed consolidated financial statements are presented in accordance with the rules and regulations of the Securities and Exchange Commission and, accordingly, do not include all the disclosures required by generally accepted accounting principles in the United States (“U.S. GAAP”) with respect to annual financial statements.  In the opinion of management, all adjustments, consisting of normal recurring accruals that are considered necessary for a fair presentation of the interim financial information, have been included. However, operating results for the periods presented are not necessarily indicative of the results that may be expected for a full year.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Financial Instruments

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Accordingly, cash and cash equivalents consist of petty cash, checking accounts and money market funds.

At March 31, 2012 and December 31, 2011, the financial instruments of the Company and the Predecessor Company consisted principally of cash and cash equivalents, receivables, accounts payable, certain accrued liabilities and long-term debt. The carrying amount of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The actual and estimated fair values, respectively, of the Company’s financial instruments are as follows:

	March 31, 2012		December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$873,673	$873,673	$364,608	$364,608
Receivables	$1,101,759	$1,101,759	$937,841	$937,841
Accounts Payable	$828,939	$828,939	$695,775	$695,775
Long-term Debt	$519,746	$519,746	$571,335	$571,335

Trade Receivables and Credit Policy

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment generally within 10-60 days from the invoice date. Accounts are considered delinquent when outstanding for more than 7 days past due date. The Company does not have a policy of accruing interest on past due accounts. Payments on trade receivables are applied as instructed per the customer, or to the earliest unpaid invoices. The carrying amount of the trade receivables is reduced by an amount that reflects management’s best estimate of the amounts that will not be collected. Receivables at each of the below respective periods consisted of the following:

	March 31, 2012		December 31, 2011
Trade Receivables		$1,001,533		$902,222
Other		$100,226		$35,619
Allowance for doubtful accounts	$	<0>	$	<0>
Totals		$1,101,759.		$937,841

Inventory Valuation

Inventories of nutritional and dietary supplements are stated at lower of cost or market on a first-in, first-out (FIFO) basis as noted below:

	March 31, 2012	December 31, 2011
Labels and packaging	$90,401	$81,251
Finished goods	$777,874	$675,999
Totals	$868,275	$757,250

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Notes Receivable

The Predecessor Company disposed of a dormant product line of vitamins in December, 2010. As part of the consideration in this divestiture, the Company received from the purchaser of this product line a secured note in the amount of $170,000. The current portion of this note receivable was recorded as of December 31, 2011. The remainder of the note is shown in note receivable – net of current portion for March 31, 2012 and December 31, 2011, respectively. This note is due to be repaid on or before March 2014. Interest accrues principally at an annual rate of 5%, based upon the initial $170,000 principal and is payable monthly.

Property and Equipment

Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets, ranging from three to ten years. Maintenance and repairs are charged to expense when incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are thereafter removed from the respective accounts and any gain or loss is credited or charged to income. Depreciation expense for the three months ended March 31, 2012 and 2011 totaled $17,332 and $19,495, respectively.

Other Assets and Intangible Assets

Other assets include intangible assets which are principally direct television advertising, websites, as well as deposits and are included in Deposits and other Assets.  The Predecessor Company and the Company periodically perform reviews of other assets including amortizable and tangible assets, for impairment purposes. Factors considered important that may trigger an impairment of assets review include, but are not necessarily limited to: significant changes in the manner of the use of its assets involving its strategy for its overall business; significant negative industry or economic trends; or underperforming business trends. These reviews may include an analysis of the Company’s current operations and capacity utilization in conjunction with an analysis of the markets in which the Company’s business is operating.

Intangible assets are discussed below. Amortization for financial accounting purposes is computed using the straight-line method over the estimated useful lives of the respective assets which range from three to ten years. Amortization for the three months ended March 31, 2012 and 2011 totaled $546 and $3,736, respectively.

	Gross Carrying Value March 31, 2012		Gross Carrying Value December 31, 2011
Amortized intangible assets:
Website		$116,057		$116,057
Patents		$341		$341
Trademarks		$3,830		$3,830
TOTAL		$120,228		$120,228
Accumulated Amortization	$	<117,466>	$	<116,919>
TOTAL		$2,762		$3,309

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Revenue Recognition

The Company operates predominantly as a wholesale-marketer distributing its dietary supplement products through traditional large retailers and electronic intermediaries via its “conversion funnel marketing” methodology. For all periods presented herein, the Predecessor Company and the Company complied with and adopted the appropriate standards regarding revenue recognition. Revenue from product sales is recognized upon transfer of title of the Company’s product. Net sales represent product sales less actual returns, allowances, discounts, and promotions. Sales to direct customers have an unconditional money back guarantee for thirty to sixty days after the date of purchase. Sales to several of the retail customers carry a “Sale or Return” Purchase agreement per contract, where if minimum sales thresholds are not met within required timeframe, the inventory will be returned to the Company for full credit.  Other retail customers receive a percentage discount from invoice to cover any customer returns or damages they may incur. Returns, allowances and discounts were $350,636 and $260,888 for the three month period ending March 31, 2012 and 2011, respectively.

In addition, the Predecessor Company and the Company provide allowances for sales returns and doubtful accounts based upon estimated and known returns.  Product returns are recorded as a reduction of net revenues and as a reduction of the accounts receivable balance.

Cost of Sales

The Company purchases its products directly from third party manufacturers. The Company’s cost of sales include product costs, cost of warehousing and distribution. Included in the cost of sales are shipping and handling costs that are incurred by the Company.

Income Taxes

For the three months ended March 31, 2011, the Predecessor Company operated as a limited liability company.  Accordingly, the Predecessor Company’s taxable income (or loss) was allocated to its sole member. Therefore, no provision or liabilities for income taxes have been included in the financial statements for these relevant periods.

However, on June 1, 2011, the Company converted to a ‘C’ corporation under the laws of the State of Colorado as of that date. Accordingly, the Company began to account for income taxes in accordance with the standards on income taxes. As prescribed by these standards, the Company utilizes the asset and liability method of accounting for income taxes. Under this asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. See Note 5, “Income Taxes”. For the year ended December 31, 2011, the Company will file a consolidated federal income tax return. For state income tax purposes, the Company will also file a consolidated return in the states requiring the filing of such returns.

The Company has adopted the provisions of Codification Topic 740-10, “Accounting for Income Taxes,” (previously Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”), as of June 1, 2011. The implementation of this standard had no impact on the financial statements.  As of both the date of adoption, and as of December 31, 2011, the unrecognized tax benefit accrual was zero.

Furthermore, since this is the Company’s initial tax year, there are no prior federal or state tax returns subject to examination.  Accordingly, the only taxable period subject to examination by federal and state taxing authorities is the current period ended December 31, 2011.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Leases

The Company leases its headquarter’s facility, comprising approximately 7,120 square feet, in Golden (metropolitan Denver), Colorado. The total rent expense for the three months ended March 31, 2012 and 2011 was $14,240 and $17,497, respectively. The lease expires on September, 30, 2012. For the year ending December 31, 2012, future lease payments required under this lease will be $28,480. The Company also leases miscellaneous office equipment and an automobile. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases as applicable, except for the automobile, to which the responsibility has been assumed by the CEO/President as part of the merger agreement (see note 10 – Subsequent Events)

Fair Value Measurements

ASC 820-10 establishes a framework for measuring the fair value of assets and liabilities and requires additional disclosure about fair value measurements.  ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal (or most advantageous market) for the asset or liability in than orderly transaction between market participants at the measure date.

The Company has a number of recurring financial instruments, including cash, receivables, inventory, payables and debt obligations.  None of these instruments are held for trading purposes.  The Company estimates that the fair value of these financial instruments does not materially differ from the respective reported balance sheet amounts.

Accordingly, the adoption of ASC 820-10 has not had a material impact on the Company’s financial statements and disclosures.

Deferred Financing Fees

Costs incurred in connection with the Company’s line of credit issued in July, 2011 and in connection with the Company’s subordinated mezzanine debt, also incurred in July, 2011, are being amortized over the term of their respective debt repayment periods. Accumulated amortization for both of the aforementioned indebtedness for the Company as of March 31, 2012 was $48,349.

Deferred Offering Costs

The Company defers the direct incremental costs of raising capital until such a time as the offering is completed.  At the time of completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Marketing

The Company expenses all production costs related to advertising costs as they are incurred, including print and television when the advertisement has be broadcast or otherwise distributed.  The Company records website costs related to its direct-to-consumer advertisements in accordance with FASB ASC 340-20 “Capitalized Advertising Costs”. In accordance with FASB ASC 340-20, direct response advertising costs incurred should be reported as assets and should be amortized over the estimated period of the benefits, based on the proportion of current period revenue from the advertisements to probable future revenue. As of March 31, 2012 and December 31, 2011, the Company had deferred $20,026 and $25,488 respectively, related to such advertising costs. This amount is included in Deposits and other assets and is being amortized over a three year period. For the three month period ending March 31, 2012 and 2011, marketing expenses totaled $312,503 and $156,318, respectively.

Research and Development Costs

Research and development costs are expensed when incurred. Research and development costs of $4,148 and $1,682 for March 31, 2012 and 2011, respectively, are included in selling and marketing expense.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Distribution, Shipping and Handling Costs

Shipping costs on purchases and shipping and handling fees related to sales charged to customers are both included in cost of sales. Shipping and handling costs reimbursed by customers are reflected in other revenues.

Insurance

The Company has procured insurance for such areas as: (1) general liability; (2) product liability; and (3) property insurance. The Company is not insured for certain property and casualty risks due to the frequency and severity of such losses, the cost of insurance and the overall risk analysis performed by the Company.

As part of its medical benefits program, the Company contracts with a national service organizer to provide benefits to its employees for all medical, dental, vision and prescription drug services.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and trade accounts receivables. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer bases and their dispersion across different geographic locations.

Customers whose revenue balance exceeds 10% of the account balance are disclosed below with corresponding accounts receivable balance outstanding at March 31, 2012 and 2011.

	March 31, 2012		March 31, 2011
Customer	% of Revenues	A/R balance	% of Revenues	A/R balance
A	34%	56%	33%	37%
B	17%	12%	19%	4%
C	10%	8%	12%	5%

Vendors whose purchase balance exceeds 10% of the inventory purchases are disclosed below with corresponding accounts payable balance outstanding at March 31, 2012 and 2011.

	March 31, 2012		March 31, 2011
Customer	% of Purchases	A/P balance	% of Purchases	A/P balance
A	38%	31%	30%	11%
B	18%	8%	18%	9%
C	13%	12%	36%	47%
D	10%	0%	0%	0%

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 (ASC 2011-04), an update to ASC Topic 820, “ Fair Value Measurements and Disclosures.” This update amends current guidance to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. The update also includes instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. ASC Update 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The Company adopted ASC Update 2011-04 effective January 1, 2012. The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations or cash flows.

Note 2 - Notes Payable

Notes payable consist of the following:

	March 31, 2012	December 31, 2011
Various vendor notes payable with beginning dates in December 2010 and interest rates ranging from 2% to 9%. Notes are due in balloon payments from December 2011 through January 2012.	$0	$1,000
Less current Maturities	$0	$($1,000)
Totals:	$0	$0

Note 3 - Sale of Product Line

In December, 2011, the Company entered into an agreement to sell a dormant children’s vitamin product line to an unrelated third party. The Company received a nonrefundable payment of $300,000 in December 2011, in consideration of the time and expense to be incurred by the buyer in conducting due diligence on the product line and granting the buyer an exclusivity period through January 31, 2012.  The Company recognized $100,000 of the nonrefundable payment as other income in 2011, representing the Company’s estimate of the portion of assistance and data provided to the buyer in 2011.  The remaining $200,000 was deferred and is included in the accrued expenses in the accompanying December 31, 2011 balance sheet.  The sale was consummated in January, 2012, which resulted in a $499,525 gain on the sale to the Company.

Note 4 - Litigation

The Company is engaged in various legal actions, claims and proceedings arising in the normal course of business, including claims related to breach of contracts, product liabilities and intellectual property matters resulting from the Company’s business activities. As with most actions such as these, an estimation of any possible and/or ultimate liability cannot always be determined. The Company continues to assess the requirements to account for additional contingencies in accordance with the standard on contingencies.

The following summaries highlight the current status of certain material commercial litigation in which the Company is involved.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Protica, Inc., a former manufacturer of products for the Company, sued the Predecessor Company for an alleged debt in the approximate amount of $384,000 and also unspecified damages for an alleged breach of an exclusive manufacturing agreement. The Predecessor Company has filed counterclaims alleging that the manufacturer breached the parties' agreement and the warranties implied therein and fraudulently concealed damage to the product manufactured for it resulting in an FDA recall of its product and loss of a significant portion of its commercial market. The case is referred to as Protica, Inc v. iSatori Technologies, LLC, Civil Action No. 11-1105, filed February 15, 2011 in United States District Court, Eastern District of Pennsylvania.  The Predecessor Company seeks an unspecified amount of direct damages, punitive damages, and attorneys' fees. The Company and Protica, Inc. have engaged in preliminary settlement negotiations. The Company has an accrued liability of approximately $59,000 related to products purchased by Protica. The Company is unable to estimate the likelihood of an unfavorable outcome, and therefore has not accrued any additional loss. The range of loss that is reasonably possible is $0 to $325,000.

Berlin Packaging, LLC, (“Berlin”) a former packaging firm retained by the Predecessor Company, sued it for failure to pay an approximate amount of $75,000. The Predecessor Company counterclaimed on the basis of negligent packaging performed by Berlin Packaging which ultimately led to damages including, but not limited to, the denial of inclusion of its products by 7-Eleven Corporation of Dallas, Texas. The case is referred to as Berlin Packaging, LLC v. iSatori Technologies, LLC, Case No. 2010L013570, filed in Cook County, Illinois State Court. The Company and Berlin Packaging, LLC agreed to settle the dispute pursuant to a settlement agreement (the “Settlement Agreement”) dated January 26, 2012 for approximately $36,000 which has been recorded in accrued expenses as of December 31, 2011. Final payment of the settlement was made April 27, 2012.

Jeffrey Grube brought a class action lawsuit against three companies, including the Company, based on the defendants' alleged marketing, distribution, or sales of products purporting to contain human chorionic gonadotropin ("hCG") or a natural hCG alternative. The case is referred to as Colonel Paul Jeffrey Grube v. GNC, iSatori Technologies llc and HCG Platinum, LLC, Case No. 11-1005, filed August 4, 2011 in United States District Court, for the Western District of Pennsylvania.  Grube claims that the defendants engaged in deceptive trade practices in violation of numerous state consumer protection laws, breached express warranties, and were unjustly enriched. The Company has also recently received a letter from GNC Corp., demanding the Company indemnify GNC Corp. pursuant to a distribution agreement between the Company and GNC Corp. The Company is evaluating its responsibility under this letter to GNC Corp. In addition to possible breach of contract claims, failure to indemnify GNC Corp. could result in GNC Corp. discontinuing as a distributor of iSatori products.  For the three month period ended March 31, 2012, distributions through GNC Corp. represented 34.2% of the Company’s gross revenues.  The action has been legally stayed pending possible consolidation with other hCG litigation as of this date. Because it is not probable or remote, the Company believes that there is a reasonable possibility, as defined by FASB ASC 450-20, of an unfavorable outcome. The range of any possible loss cannot be reasonably estimated as of the date of the financial statements.

Jerry Aviles brought a class action complaint against the Company relating to its product, ISA- TEST. The case is referred to as Jerry Aviles vs iSatori Technologies, LLC, Case No. CIV DS1111487, filed October 4, 2011 in United Superior Court of the State of California, County of San Bernardino.  Aviles alleges the Company violated the California Consumer Legal Remedies Act and engaged in unfair or deceptive business practice and false advertising in violation of the California Business and Professions Code. Preliminary evidentiary discovery has been initiated in this action. Because it is not probable or remote, the Company believes that there is a reasonable possibility, as defined by FASB ASC 450-20, of an unfavorable outcome. The range of any possible loss cannot be reasonably estimated as of the date of the financial statements.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

The Company received a demand letter (the "Letter"), dated November 14, 2011, from the law firm of Milstein, Adelman LLP, claiming the Company's sale of its hCG Activator Natural hCG Alternative (the "Product") violated the California Consumer Legal Remedies Act and certain other provisions of California State Law. The Letter demanded the Company: (i) substantiate its advertising claims with respect to the Product; (ii) change its advertising with respect to the Product; (iii) recall the Product; (iv) identify all purchasers of the product; and (v) establish a fund for the providing for a full refund for all purchasers of the Product. The Company responded to the Letter on December 23, 2011 declining its request to engage in settlement negotiations or otherwise institute a recall of the Product. The Company received a response letter from Milstein Adelman LLP dated February 10, 2012. No formal litigation has been initiated against the Company as of this date. Because it is not probable or remote, the Company believes that there is a reasonable possibility, as defined by FASB ASC 450-20, of an unfavorable outcome. The range of any possible loss cannot be reasonably estimated as of the date of the financial statements. The product accounts for approximately 42% of gross sales for the three month period ended March 31, 2012.

The Company received a demand letter (the “Second Letter”), dated February 17, 2012, from the Breeden Law firm, claiming the Company’s sale of its African Mango Super Fruit™ diet product, (the “Mango Product”) violated the California Consumer Legal Remedies Act and certain other provisions of California State law. The Second Letter demanded the Company: (i) substantiate its advertising claims with respect to the Mango Product; (ii) change its advertising with respect to the Mango Product; (iii) recall the Mango Product; (iv) identify all purchasers of the Mango Product; and (v) establish a fund for the providing for a full refund for all purchasers of the Mango Product. No formal litigation has been initiated against the Company as of this date.  On March 23, 2012, the Company received a letter from Vitamin World, Inc. (“Vitamin World”) requesting the Company indemnify Vitamin World for similar claims brought against it by the Breeden Law Firm concerning the Mango Product sold by Vitamin World. The Company’s indemnification obligations to Vitamin World arise from the standard terms and conditions contained in Vitamin World’s distribution agreements.  In addition to possible breach of contract claims, failure to indemnify Vitamin World could result in Vitamin World discontinuing as a distributor of iSatori products.  For the three month period ended March 31, 2012, distributions through Vitamin World represented 8.2% of the Company’s gross revenues.   Because it is not probable or remote, the Company believes that there is a reasonable possibility, as defined by FASB ASC 450-20, of an unfavorable outcome. The range of any possible loss cannot be reasonably estimated as of the date of the financial statements. The Mango Product represented 16% of gross sales for the three month period ended March 31, 2012. The Company’s counsel is in communication with the complainant with regard to the requested label changes and settlement issues.

The Company has become aware of a class action suit filed April 30, 2012 in the Southern District of California alleging violations of the Federal False Advertising Act and violations of the Federal Consumer Legal Remedies Act resulting from the issuance of an FDA warning letter regarding the Company’s PWR product and the DMAA contained the formula.  The Company’s attorneys have been notified, but no formal action has been taken as the Company has not been served as of the date of the financial statements.

Note 5 - Income Taxes

As noted above, the Predecessor Company converted from a limited liability company to a corporation on June 1, 2011. For the three months ending March 31, 2011, the taxable income (or loss) of the Predecessor Company, a limited liability company, was allocated to its sole member. Therefore, no provision or liability for income taxes has been included in these financial statements for these relevant periods when the Predecessor Company was in existence. As a result of the June 1, 2011 conversion, on that date the Company recorded a net deferred tax asset of $274,489, by a credit to income tax expense, for temporary differences between financial reporting and the income tax basis of the existing assets and liabilities at that date.

For the three months ended March 2012, the Company recognized income tax expense of $254,734.

At March 31, 2012, management believes there are no unrecognized tax liabilities.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Note 6 - Stockholder’s Equity

At March 31, 2012, there were 10,493,252 shares of common stock, par value $.01 per share, outstanding for the Company.

Effective February 16, 2012, the Company issued options to purchase 1,233,129 shares of the Company’s common stock to eight management employees with an initial exercise price of $0.38 per share and which contain various vesting schedules and expiration dates. Upon completion of the merger referred to below, the total number of options to purchase such shares was reduced to 823,757 and the per share exercise price was correspondingly adjusted to $0.573 per share in accordance with the terms of the Merger Agreement

Effective February 16, 2012, in connection with the $250,000 Convertible Promissory Note dated October 15, 2010 between the Company and James and Kristin Black, the Company exchanged 493,252 Common Shares of stock for the cancellation of the Note Payable.

Warrant Grants

As of March 31, 2012, there were common stock warrants outstanding to purchase aggregate shares of common stock pursuant to the warrant grants described below. On November 1, 2010, the Company issued warrants to purchase 150,000 shares of the common stock of the Company to Transition Partners, Limited with a nominal exercise price per share in connection with a consulting services agreement. These warrants were subject to a conditional vesting schedule, in one-third increments.  As of December 31, 2010, the first 50,000 of these warrants were fully vested and were due to expire on November 1, 2013. On June 17, 2011, the second 50,000 of these warrants were fully vested and due to expire on November 1, 2013.

On June 17, 2011 the Company also issued warrants to purchase 50,000 shares of the common stock of the Company to AVIDBank Corporate Finance, a division of AVIDBank, with an exercise price equal to one-hundredth of a dollar in connection with the $1.0 million revolving line of credit arrangement (See Note 11, Revolving Lines of Credit and Related Interest).  These warrants are fully vested and expire on June 17, 2016.

On July 15, 2011 the Company also issued warrants to purchase 3% of fully diluted shares of the common stock of the Company to Breakwater Structured Growth Opportunity Fund, L.P., with an imputed exercise price equal to approximately one-hundredth of a dollar in connection with the $1.025 million subordinated mezzanine loan arrangement (See Note 12, Long Term Indebtedness and Interest).  These warrants are fully vested and expire on June 15, 2016.

Included in the aforementioned Breakwater warrant, was an obligation by the Company to, among other things, honor an irrevocable put right through which the Company agreed to purchase up to the 3% of fully diluted shares of its common stock underlying the warrant, which expires on July 15, 2016 (See Note 12, Long Term Indebtedness and Interest).

The value of these various warrants, options and the aforementioned put right have been measured utilizing the Black-Scholes model as of March 31, 2012.  The assumptions used in this valuation included:  (a) risk-free interest rate ranging from 0.33-2.23% based on duration, (b) weighted average expected terms ranging from 1.58 years to 7 years; (c) weighted average expected stock volatility 46.06 % and (d) expected dividends of 0%.  This valuation resulted in a first quarter 2012 charge of $87,086 included in the Statement of Operations.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Note  7 - Revolving Lines of Credit and Related Interest

On June 17, 2011, the Company entered into a $1.0 million revolving line of credit with a lender, with interest due monthly at the rate equal to prime plus 1.25% with a floor of 7.0%. The line of credit was collateralized by the Company’s accounts receivable, inventory, contract rights and general intangibles. The Company’s line of credit agreement contains certain restrictive covenants including the prohibition of the payment of distributions to members or stockholders other than for the payment of income taxes and certain affirmative covenants including maintenance of certain financial ratios related to its financial performance as defined in the line of credit agreement. For the quarter ended December 31, 2011, the Company failed to meet its Minimum Net Income Covenant. A waiver from the lender has been obtained. At December 31, 2011 advances of $786,771 were outstanding under the credit agreement. The balance lender bank had not set a requirement for the Minimum Net Income Covenant for 1st quarter. At March 31, 2012 advances of $951,780 were outstanding under the credit agreement.

However, in December, 2008, the Predecessor Company entered into a $1.0 million revolving line of credit with a lender, with interest due monthly at the rate equal to the prime rate plus 1.25% with a floor of 5.5%. In April, 2010, this line was renewed with a reduced borrowing base of $750,000 with principal and accrued interest due in full on June 5, 2011. That line of credit was collateralized by the Predecessor Company’s accounts receivable, inventory, contract rights and general intangibles. The Company’s line of credit agreement also contained certain restrictive covenants including the prohibition of the payment of distributions to members other than for the payment of income taxes and certain affirmative covenants including maintenance of certain financial ratios related to equity as defined in the agreement. As of December 31, 2010, the Predecessor Company was not in compliance with these covenants but received a temporary waiver from the lender. That lender continued to monitor the financial activity of the Predecessor Company to determine the best course of action subsequent to December 31, 2010. Subsequently, the Predecessor Company and the lender agreed that the Predecessor Company was in compliance with these covenants. As of December 31, 2010, advances of $750,000 were outstanding under this credit agreement. This Predecessor Company revolving line of credit agreement (which was entered into in December, 2008) was succeeded by the aforementioned Company revolving line of credit agreement which was entered into in July, 2011, as discussed above.

Note  8 - Long-Term Indebtedness and Interest

In October, 2010, the Company entered into a $250,000 long-term debt arrangement (the “Note”) with an unrelated private investor, with interest due monthly at the rate equal to 10%. The principal amount of the Note was required by the Predecessor Company to be repaid in full on its first anniversary. However, at that time, if the Predecessor Company had not entered into a satisfactory subsequent financing arrangement, in the sole discretion of the investor, the $250,000 Note could be immediately called and would be due and payable. The holder of the Note had the option to then either convert the Note into a three-year term loan or convert the Note into shares of common stock in the Predecessor Company. The holder of the Note had 15 months from the first anniversary of the making of the Note to make this decision, that is, until December 31, 2012. Subsequently, in February, 2012, the Note holder agreed that all previous new financing contingencies had been met and consented to convert the Note into shares of common stock of the Company in complete and total satisfaction of the Note. The Note was subordinated to the Company’s primary 2011 revolving line of credit facility. See Note 14, “Revolving Lines of Credit and Related Indebtedness”. It was also subordinated to the Company’s July, 2011 long-term debt arrangement. See below discussion.

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

On July 15, 2011, the Company entered into a $1,025,000 subordinated mezzanine loan (the “Mezzanine Loan”) with a maturity date of three years. Interest is due monthly at the rate equal to 12%. In addition, the net proceeds received by the Company from this Mezzanine Loan was $850,000, giving effect to the original issue discount (“OID”) required by the lender. This Mezzanine Loan is subordinated to the revolving line of credit currently outstanding between that creditor and the Company. See Note 7, “Revolving Lines of Credit and Related Indebtedness”. However, as it is subordinated debt, it is residually collateralized by the Company’s accounts receivable, inventory, contract rights and general intangibles. This Mezzanine Loan also contains certain restrictive covenants and certain affirmative covenants including the maintenance of certain financial ratios related to the Company’s financial performance as defined in the agreement and the adherence by the Company to the financial covenants contained in its currently outstanding revolving line of credit arrangement. As of March 31, 2012, the Company was in compliance with all of these covenants. For the three months ended March 31, 2012, the Company had made payments of $54,289 (including taking into account the OID discount under this arrangement).

Note  9 - Fair Value Measurements and Disclosures

The Company follows ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements.  The statement establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:  Quoted prices are available in active markets for identical assets or liabilities.

Level 2:  Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3:  Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

ASC 820 requires financial assets and liabilities to be classified based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following table represents the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis by level within the fair value hierarchy:

	March 31, 2012			December 31, 2011
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Warrant Derivative Liability	$-	$-	$109,327	$-	$-	$92,606

Beginning of Year	-	-	92,606	-	-	-
Additions	-	-	-	-	-	59,239
Deletions	-	-	-	-	-	-
Revisions	-	-	16,721	-	-	33,367
End of Year	$-	$-	$109,327	$-	$-	$92,606

iSatori Technologies, Inc. and iSatori Technologies, LLC

Notes to Consolidated Financial Statements

March 31, 2012 and December 31, 2011

Note  10 - Subsequent Events

On April 5, 2012, Integrated Security Systems, Inc. (“Integrated”) and iSatori Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Integrated (“Merger Sub”), consummated a merger (the “Merger”) with iSatori Technologies, Inc., a Colorado corporation (“iSatori”), pursuant to a Merger Agreement, dated as of February 17, 2012, by and among Integrated, Merger Sub and iSatori (the “Merger Agreement”). Pursuant to the Merger Agreement, iSatori was merged with and into Merger Sub with iSatori surviving as a wholly-owned subsidiary of Integrated.

Pursuant to the Merger, the Company was obligated to issue dividends to a shareholder on April 5, 2012 in an amount equal to $322,971.

Upon completion of the Merger, the $1,025,000 subordinated mezzanine loan (See Note 8, Long-Term Indebtedness and Interest), was paid in full.  As part of the transaction, an additional amount was paid to remove the put right in conjunction with the warrant to purchase 3% of the fully diluted shares of the common stock of the Company (See Note 6 – Stockholder’s Equity). In addition, the Company increased the number of shares subject to the Breakwater warrant to 3% of the total outstanding shares existing at the time of the Merger.

Upon completion of the Merger, the final third of  the warrants to purchase 150,000 shares of common stock of the Company issued to Transition Partners, Limited  vested and the per share exercise price for all of the warrants was fixed at $0.57 per share (See Note 6 – Stockholder’s Equity). In addition, the expiration of the warrants was extended to July 31, 2015.

Upon completion of the Merger, the holders of iSatori’s common stock, and holders of equity instruments convertible into shares of iSatori’s common stock, received, or will receive upon the exercise of such convertible instruments, an aggregate of approximately 8,410,973 shares of Integrated’s common stock.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the acquisition by Integrated Security Systems, Inc. of the common stock and derivatives of iSatori Technologies, Inc. (the “Transaction”) on our historical financial position and our results of operations. As the owners and management of iSatori have voting and operating control of Integrated Security Systems after the share exchange and Integrated Security Systems is non-operating and does not meet the definition of a business, the transaction will be accounted for as a recapitalization of Integrated Security Systems accompanied by issuance of its common stock for the net assets of iSatori Technologies.   We have derived our historical financial data from our audited financial statements as of and for the year ended June 30, 2011 and unaudited financial statements for the six months ended December 31, 2011and our unaudited financial statements as of and for the three month period ended March 31, 2012. Readers are urged to carefully review and consider the various disclosures made by us in this Current Report on Form 8-K and in our other reports previously filed with the Securities and Exchange Commission, including our annual reports on Forms 10-K and quarterly reports on Form 10-Q. We have derived the historical financial data for iSatori Technologies, Inc. from its audited financial statements for the period ending December 31, 2011and its unaudited financial statements for the three month period ended March 31, 2012, beginning on page F-4 and P-5, respectively.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the three month period ended March 31, 2012 assumes the Transaction was consummated on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 assumes the Transaction was consummated on March 31, 2012. The information presented in the unaudited pro forma condensed consolidated financial statement does not purport to represent what our financial position or results of operations would have been had the Transaction occurred as of the date indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Integrated Security Systems, Inc. and iSatori Technologies, Inc.

Integrated Security Systems, Inc.

c/b/a iSatori Technologies, Inc.

Pro forma Condensed Combined Balance Sheet

as of March 31, 2012

ASSETS

	IZZI March 31, 2012	iSatori March 31, 2012	Pro Forma Adjustments	Pro-forma March 31, 2012
Current Asset:
Cash	$4,612,852	$873,673	$(1,287,883) [E][F][H]	$4,198,641
Restricted cash	-	-	-	-
Short term investment	33,529	-	-	33,529
Accounts receivable, net	-	1,101,759	-	1,101,759
Income tax receivable	-	7,183	-	7,183
Other receivables, net	11,595	42,047	-	53,642
Inventories	-	868,275	-	868,275
Prepaid expenses	-	52,869	-	52,869
Deferred Tax Asset, Net	-	35,747	-	35,747
Total Current Assets	4,657,976	2,981,552	(1,287,883)	6,351,644

Property & Equipment, net	-	127,710	-	127,710
				-
Note Receivable – net of current portion	-	81,714	-	81,714

Other Assets:
Deferred tax asset, net	-	216,498	-	216,498
Deposits and other assets	-	31,249	-	31,249
Debt Issuance Costs	-	122,438	(101,630)[F]	20,808
Deferred Offering Costs	-	335,027	(335,027) [E]	-
Total Other Assets	-	705,212	(436,657)	268,555

Total Assets	$4,657,976	$3,896,188	$(1,724,540)	$6,829,624

LIABILITIES AND STOCKHOLDERS’ EQUITY

	IZZI March 31, 2012	iSatori March 31, 2012	Pro Forma Adjustments	Pro-forma March 31, 2012
Current Liabilities:
Accounts Payable	$96,603	$828,939	$-	$925,542
Accrued expenses	59,417	383,772	-	443,189
Line of credit	-	951,780	-	951,780
Notes payable, current maturities	-	254,970	(254,970) [F]	-
Total Current Liabilities	$156,020	$2,419,461	$(254,970)	$2,320,511

Long-Term Liabilities:
Notes Payable, net of current maturities	-	410,419	(410,419) [F]	-
Other long-term liabilities	-	109,327	(31,539) [G]	77,788
Total Long-Term Liabilities	$-	$519,746	$(441,958)	$77,788

Total Liabilities	$156,020	$2,939,207	$(696,928)	$2,398,299

Commitments and Contingencies

Stockholders’ Equity:
Convertible preferred stock	225	-	-	225
Common stock	56,073	104,933	(34,836) [C]	126,170
Treasury stock	-	-	-	-
Additional Paid in Capital	43,465,335	259,416	(39,721,022) [B][C][D][E]	4,003,729
Accumulated Deficit	(38,983,561)	-	38,983,561 [B]	-
Accumulated other comprehensive loss	(36,116)	-	36,116 [D]	-
Retained Earnings	-	592,632	(291,432) [F][G][H]	301,200
Total Stockholders’ Equity	4,501,956	956,981	(1,027,613)	4,431,324
Total Liabilities and Stockholders’ Equity	$4,657,976	$3,896,188	$(1,724,541)	$6,829,624

[A]

The Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, IZZI (the legal acquirer) is considered the accounting acquiree and iSatori (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of iSatori, with the assets and liabilities and revenues and expenses, of IZZI being included effective from the date of consummation of the Transaction. iSatori is deemed to be a continuation of the business of IZZI. The outstanding stock of iSatori prior to the Transaction will be accounted for at its net book value and no goodwill will be recognized.

[B]

To eliminate the accumulated deficit of IZZI upon closing of the Transaction.

[C] To convert the 10,493,252 shares of iSatori to IZZI shares upon the closing of the Transaction.  The Common Conversion Ratio is 0.66802025-for-1 per the Agreement and Plan of Merger and Reorganization

[D] To eliminate the accumulated other comprehensive loss (available for sale security) upon the closing of the Transaction.

[E] To reflect the deferred offering costs associated with the closing of the Transaction.

[F] To reflect the payoff of the Mezzanine loan in conjunction with the Transaction.

[H] To reflect the removal of the Put option related to the Breakwater Warrants

[I] To reflect the Stockholder Dividend just prior to closing of the Transaction, per the Merger Agreement.

Integrated Security Systems, Inc.

c/b/a iSatori Technologies, Inc.

Pro forma Unaudited Condensed Statement of Operations

for the Twelve Months Ended December 31, 2011

	IZZI January 1, 2011 to December 31, 2011	iSatori January 1, 2011 to December 31, 2011	Pro Forma Adjustments		Pro-forma January 1, 2011 to December 31, 2011
Revenues:
Product revenue	$-	$9,103,983		$-	$9,103,983
Royalty income	-	106,361		-	106,361
Other revenue	-	247,791		-	247,791
Total Revenue	-	9,458,135		-	9,458,135

Cost of Sales	-	3,255,702		-	3,255,702
Gross Profit	$-	$6,202,433		$-	$6,202,433

Operating Expenses:
Selling and marketing	-	3,071,918		-	3,071,918
Salaries and labor related expenses	167,286	1,656,990		-	1,824,276
Administration	406,981	549,332		-	956,313

Depreciation and amortization	218	82,334		-	82,552
Total operating expenses	574,485	5,360,574		-	5,925,720
Other income (expenses):
Interest income (expense), net	45,287	(165,504)		112,030 [E][F]	(8,187)
Other income (loss), net	(282,804)	(298,571)		20,995 [E]	(560,380)
Total other income (expenses)	(237,517)	(464,075)		133,025	(568,567)
Income (Loss) from continuing operations	(812,002)	377,884		133,025	(301,193)

Income Tax Benefit (Expense)	-	225,450		(225,450) [B]	-
Net Income (Loss) from continuing operations	$(812,002)	$603,234	$	(92,425)	$(301,193)

Net loss per share from continuing operations	$(0.14)				$(0.025)
Weighted average common shares outstanding, basic and diluted	5,607,644 [C]				12,164,696 [D]

[A]

The Pro Forma statements of operations assume the Merger occurred as of January 1, 2011. Therefore, the weighted average number of shares outstanding for the period ending December 31, 2011 equals the total number of shares outstanding subsequent to completion of the Merger.

[B] To adjust Income Taxes

[C] Earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the period. At December 31, 2011 there were 76,966 shares of in-the-money potentially dilutive common shares outstanding

[D] To reflect the number of shares to be issued in the reverse acquisition as issued and outstanding on January 1, 2011.

[E] To remove the interest and expenses related to the Breakwater Mezzanine loan.

[F] To remove the interest related to the short-term note payable.

Integrated Security Systems, Inc.

c/b/a iSatori Technologies, Inc.

Pro forma Unaudited Condensed Statement of Operations

for the Twelve Months Ended March 31, 2012

	IZZI January 1, 2012 to March 31, 2012	iSatori January 1, 2012 to March 31, 2012	Pro Forma Adjustments		Pro-forma January 1, 2012 to March 31, 2012
Revenues:
Product revenue		$2,445,407	$		$2,445,407
Royalty income	$-	30,581		-	30,581
Other revenue	-	23,729		-	23,729
Total Revenue	-	2,499,717		-	2,499,717
	-
Cost of Sales		951,028		-	951,028
Gross Profit	$-	$1,548,689		$-	$1,548,689

Operating Expenses:
Selling and marketing	-	473,679		-	473,679
Salaries and labor related expenses	47,235	480,536		-	527,771
Administration	122,470	279,796		-	402,266
Depreciation and amortization	-	17,828		-	17,828
Total operating expenses	169,705	1,251,839		-	1,421,544
Other income (expenses):
Interest income (expense), net	2,718	(78,810)		47,845 [C]	(28,247)
Other income (loss), net	(212)	449,563		37,643 [C]	486,994
Total other income (expenses)	2,506	370,753		85,488 [C]	458,747
Income (Loss) from continuing operations	(167,199)	667,602		90,581	585,891

Income Tax Benefit (Expense)	-	(254,734)		254,734 [B]	0
Net Income (Loss) from continuing operations	$(167,199)	$412,869		$340,222	$585,891

Net loss per share from continuing operations	$(0.03)				$0.05
Weighted average common shares outstanding, basic and diluted	5,607,315				12,617,020 [A]

[A]

The Pro Forma statements of operations assume the Merger occurred as of January 1, 2012. Therefore, the weighted average number of shares outstanding for the period ending March 31, 2012 equals the total number of shares outstanding subsequent to completion of the Merger.

[B] To adjust Income Taxes

[C] To adjust for Interest Expense and Financing Expenses related to the Breakwater loan